Exhibit (3)(a)
FILED AND EFFECTIVE JUNE 1, 2004
STATE OF MICHIGAN
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES — CORPORATION DIVISION
LANSING, MICHIGAN
RESTATED ARTICLES OF INCORPORATION
(Profit Corporation)
Corporation Identification Number 485-283
     These Restated Articles of Incorporation of CMS Energy Corporation (the “Corporation”) are executed pursuant to the provisions of Sections 641 through 651, Act 284, Public Acts of 1972, as amended, (the “Act”). These Restated Articles of Incorporation were authorized by the Board of Directors at its meeting held on May 28, 2004 without a vote of the shareholders pursuant to the provisions of Section 642 of the Act in order to restate and integrate the Articles and do not further amend the Articles as theretofore amended, and there is no material discrepancy between those provisions and the provisions of these Restated Articles.
     The present name of the Corporation is CMS Energy Corporation. There are no former names.
     The date of filing the original Articles of Incorporation in Michigan was February 26, 1987.
RESTATED ARTICLES OF INCORPORATION
     The following Restated Articles of Incorporation supersede the original Articles as amended and shall be the Articles of Incorporation of CMS Energy Corporation.
ARTICLE I
     The name of the corporation is CMS Energy Corporation (hereinafter called the “Corporation”).
ARTICLE II
     The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
ARTICLE III
     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 360,000,000, of which 10,000,000 shares, par value $.01 per share, are of a class designated Preferred Stock (“Preferred Stock”), and 350,000,000 shares, par value $.01 per share, are of a class designated Common Stock (“Common Stock”).

     The statement of the designations and the voting and other powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Common Stock and of the Preferred Stock is as follows:
PREEMPTIVE RIGHTS
     The holders of shares of Preferred Stock or of Common Stock shall have no preemptive rights to subscribe for or purchase any additional issues of shares of the capital stock of the Corporation of any class now or hereafter authorized or any Preferred Stock, bonds, debentures, or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.
PREFERRED STOCK
     The shares of Preferred Stock may be issued from time to time in one or more series with such relative rights and preferences of the shares of any such series as may be determined by the Board of Directors. The Board of Directors is authorized to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:
     (a) The rate of dividend, if any;
     (b) The price at and the terms and conditions upon which shares may be redeemed;
     (c) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;
     (d) Sinking fund or redemption or purchase provisions, if any, to be provided for shares of the series;
     (e) The terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion; and
     (f) The voting rights in the event of default in the payment of dividends or under such other circumstances and upon such conditions as the Board of Directors may determine.
     No holder of any shares of any series of Preferred Stock shall be entitled to vote in the election of directors or in respect of any other matter except as may be required by the Michigan Business Corporation Act, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

Series Established By Articles
     There is hereby established one series of Preferred Stock designated as 4.50% Cumulative Convertible Preferred Stock. The number of shares that shall constitute such series shall be 5,000,000 shares.
4.50% Cumulative Convertible Preferred Stock
     The Board of Directors hereby establishes a series of the preferred stock of the Corporation and hereby states that the series’ voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Articles of Incorporation which are applicable to the preferred stock of all series), shall be as follows:
     1. Designation and Amount; Ranking.
     (a) There shall be created from the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “4.50% Cumulative Convertible Preferred Stock,” par value $0.01 per share (the “4.50% Convertible Preferred Stock”), and the number of shares of such series shall be 5,000,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of 4.50% Convertible Preferred Stock to a number less than that of the shares of 4.50% Convertible Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding.
     (b) The 4.50% Convertible Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all Junior Stock and (ii) on a parity with all other Parity Stock.
     2. Definitions. As used herein, the following terms shall have the following meanings:
     “Accumulated Dividends” shall mean, with respect to any share of 4.50% Convertible Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from and including the most recent Dividend Payment Date to which dividends have been paid (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.
     “Additional Dividends” shall have the meaning given to it in Section 3(b).
     “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act.
     “Agent Members” shall have the meaning given to it in Section 11(a)(ii).
     “Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee (special or otherwise) of the Board of Directors duly authorized to take such action.

     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.
     “Certificate of Designation” means the designation if the 4.50% Convertible Preferred Stock in this Article III.
     “Certificated 4.50% Convertible Preferred Stock” shall have the meaning given to it in Section 4(f).
     “Common Equity” of any Person means capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.
     “Continuing Director” means a director who either was a member of the Board of Directors on December 5, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Corporation’s shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such individual is named as nominee for director.
     “Conversion Agent” means the office or agency designated by the Corporation where 4.50% Convertible Preferred Stock may be presented for conversion. Initially, the Conversion Agent shall be the Corporation located at One Energy Plaza, Jackson, Michigan 49201.
     “Conversion Date” shall have the meaning given to it in Section 7(b).
     “Conversion Notice” shall have the meaning given to it in Section 7(a).
     “Conversion Price” shall mean $9.893 per share of Common Stock.
     “Conversion Rate” shall mean the number of shares of Common Stock issuable upon conversion of a share of 4.50% Convertible Preferred Stock per Liquidation Preference. The initial Conversion Rate is 5.0541 shares of Common Stock issuable upon conversion of a share of 4.50% Convertible Preferred Stock per Liquidation Preference.
     “Corporation Notice” shall have the meaning given to it in Section 4(e).
     “Corporation Notice Date” shall have the meaning given to it in Section 4(e).
     “Distributed Assets or Securities” shall have the meaning given to it in Section 7(f)(iii).

     “Dividend Payment Date” shall mean March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2004.
     “Dividend Rate” shall have the meaning given to it in Section 3(a).
     “Dividend Record Date” shall mean February 15, May 15, August 15 and November 15 of each year.
     “DTC” or “Depository” means The Depository Trust Company.
     “Equity Interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.
     A “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the 4.50% Convertible Preferred Stock that any of the following occurs: (i) the Common Stock or other capital stock into which the 4.50% Convertible Preferred Stock is convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the NASDAQ National Market or another established automated over-the-counter trading market in the United States; (ii) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation or any such subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all shares that such Person or group has the right to acquire whether such right is exercisable immediately or only after the passage of time) of Common Equity of the Corporation representing more than 50% of the voting power of the Corporation’s Common Equity; (iii) consummation of any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person (other than the Corporation or one or more of the Corporation’s subsidiaries); provided, however, that a transaction where the holders of the Corporation’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (A) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price in effect immediately before the Fundamental Change or the public announcement thereof or (B) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the 4.50% Convertible Preferred Stock becomes convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).
     “Fundamental Change Purchase Date” shall have the meaning given to it in Section 4(a).
     “Fundamental Change Purchase Notice” shall have the meaning given to it in Section 4(c).
     “Fundamental Change Purchase Price” shall have the meaning given to it in Section 4(a).
     “Global 4.50% Convertible Preferred Stock” shall have the meaning given to it in Section 11(a)(i).
     “Holder” or “holder” shall mean a holder of record of the 4.50% Convertible Preferred Stock.
     “Issue Date” shall mean December 5, 2003, the original date of issuance of the 4.50% Convertible Preferred Stock.
     “Junior Stock” shall mean all classes of common stock of the Corporation and each other class of capital stock or series of 4.50% Convertible Preferred Stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the 4.50% Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
     “Last Reported Sale Price” of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the NASDAQ National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the NASDAQ National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.
     “Liquidation Preference” shall mean, with respect to each share of 4.50% Convertible Preferred Stock, $50.
     “Mandatory Conversion Date” shall have the meaning given to it in Section 8(b).
     “Market Price” means the average of the Last Reported Sales Price per share of Common

Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Certificate of Designation.
     “Market Value” shall mean the average closing price of the Common Stock for a five consecutive Trading Day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).
     “Maximum Conversion Rate” shall have the meaning given to it in Section 7(f)(viii).
     “NYSE” shall mean the New York Stock Exchange, Inc.
     “Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.
     “Officers’ Certificate” means a certificate signed by two Officers.
     “Opinion of Counsel’ means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.
     “Parity Stock” shall mean any class of capital stock or series of preferred stock established as of or after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the 4.50% Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
     “Paying Agent” means any Person authorized by the Corporation to pay the dividends or Fundamental Change Purchase Price on any of the shares of 4.50% Convertible Preferred Stock on behalf of the Corporation. Initially, the Paying Agent shall be the Corporation.
     “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
     “Registration Default” shall have the meaning given to it in Section 3(b).
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of December 5, 2003, among the Corporation, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the certain other initial purchasers of the 4.50% Convertible Preferred Stock.
     “SEC” or “Commission” shall mean the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.

     “Security Register” means the security register recording the holders of 4.50% Convertible Preferred Stock kept at the offices of the Corporation.
     “Security Registrar” shall be the Person holding the Security Register, and the Corporation will initially be designated as the Security Registrar.
     “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the 4.50% Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
     “Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.
     “Spin-Off Market Price” per share of Common Stock of the Corporation or the Equity Interests in a Subsidiary or other business unit of the Corporation on any day means the average of the daily Last Reported Sale Prices for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the ex date with respect to the issuance or distribution requiring such computations. As used herein, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the security trades regular way on the NYSE or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.
     “Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power of the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trading Day” means (i) if the applicable security is listed, admitted for trading or quoted on the NYSE, the NASDAQ National Market or another national security exchange, a day on which the NYSE, the NASDAQ National Market or another national security exchange is open for business or (ii) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.
     “Trading Exception” shall have the meaning given to it in Section 7(a)(ii).
     “Trading Price” of the 4.50% Convertible Preferred Stock on any date of determination means the average of the secondary market bid quotations per share of 4.50% Convertible Preferred Stock obtained by the Conversion Agent for $5,000,000 Liquidation Preference of the 4.50% Convertible Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Corporation selects, provided that if three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for

$5,000,000 Liquidation Preference of the 4.50% Convertible Preferred Stock from a nationally recognized securities dealer, then the Trading Price will be deemed to be less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate.
     “Transfer Agent” shall mean the Corporation’s duly appointed transfer agent for the 4.50% Convertible Preferred Stock. Initially, the Corporation will be the Transfer Agent.
     “Transfer Restricted Securities” shall mean each share of 4.50% Convertible Preferred Stock (or the shares of Common Stock into which such share of 4.50% Convertible Preferred Stock is convertible) until (i) the date on which such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act or (iii) the date that such 4.50% Convertible Preferred Stock ceases to be outstanding.
     “Voting Rights Class” shall have the meaning given to it in Section 5(a)(i).
     “Voting Rights Triggering Event” shall mean the failure of the Corporation to pay dividends on the 4.50% Convertible Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).
     “Voting Stock” shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) generally to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.
     3. Dividends.
     (a) The holders of shares of the outstanding 4.50% Convertible Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, to receive cumulative cash dividends at the rate per annum of 4.50% per share on the Liquidation Preference (equivalent to $2.25 per annum per share), payable quarterly in arrears (the “Dividend Rate”). The Dividend Rate may be increased in the circumstances described in Section 3(b) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing March 1, 2004) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of 4.50% Convertible Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods the Board of Directors shall have declared such dividends or there shall be funds of the Corporation legally available for the payment of such dividends) and shall accumulate on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-

day months. Accumulated unpaid dividends accrue and cumulate dividends at the annual rate of 4.50% and are payable in the manner provided in this Section 3.
     (b) If (i) by November 5, 2004, the Shelf Registration Statement has not been filed with the Commission, (ii) by March 5, 2005, the Shelf Registration Statement has not been declared effective by the Commission, (iii) after the Shelf Registration Statement has been declared effective the Corporation fails to file a post-effective amendment, prospectus supplement, amendment or supplement to any document incorporated by reference into such prospectus or document if required by applicable law with the SEC within five business days after a Holder provides the Corporation with certain required information, if such filing is necessary to enable the Holder to deliver the prospectus to purchasers of such Holder’s Transfer Restricted Securities, (iv) the Shelf Registration Statement ceases to be effective or fails to be usable without being succeeded within 30 days by a post-effective amendment or an additional registration statement filed and declared effective (other than as permitted in (iii) above) pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable, and (v) the aggregate duration of any suspension periods in any period exceeds certain limits described in the Registration Rights Agreement (each such event referred to in clauses (i), (ii), (iii), (iv) and (v) a “Registration Default”), additional dividends shall accumulate on the 4.50% Convertible Preferred Stock, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, at the rate of 0.25% per year for the first 90 days following such date and at a rate of 0.50% per year thereafter (“Additional Dividends”). With respect to shares of Common Stock issued upon conversion of the 4.50% Convertible Preferred Stock, Additional Dividends will accumulate on the then applicable conversion price from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, at the rate of 0.25% per year for the first 90 days following such date and at a rate of 0.50% per year thereafter. Except as mentioned above, the Corporation will have no other liabilities for monetary damages with respect to its registration obligations. The receipt of Additional Dividends will be the sole monetary remedy available to a Holder if the Corporation fails to meet these obligations.
     (c) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the 4.50% Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend upon all outstanding shares of 4.50% Convertible Preferred Stock.
     (d) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless full Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the 4.50% Convertible Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the 4.50% Convertible Preferred Stock and any Parity Stock, dividends may be declared and paid on the 4.50% Convertible Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the 4.50% Convertible Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of 4.50% Convertible Preferred Stock and such other Parity Stock bear to each other.
     (e) Holders of shares of 4.50% Convertible Preferred Stock shall not be entitled to any dividends on the 4.50% Convertible Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends and Additional Dividends (if any).
     (f) The holders of shares of 4.50% Convertible Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Corporation’s default in payment of the dividend due on that Dividend Payment Date. However, shares of 4.50% Convertible Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date; provided, however, that no such payment need be made if (1) the Corporation has specified a Mandatory Conversion Date that is after a Dividend Record Date and on or prior to the immediately following Dividend Payment Date or (2) any accumulated and unpaid dividends exist at the time of conversion with respect to such shares of 4.50% Convertible Preferred Stock to the extent of such accumulated and unpaid dividends. A holder of shares of 4.50% Convertible Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on the 4.50% Convertible Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of 4.50% Convertible Preferred Stock for conversion. Except as provided above with respect to a voluntary conversion pursuant to Section 7, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.
     (g) In any case where any Dividend Payment Date or Conversion Date (including upon the occurrence of a Fundamental Change) of any 4.50% Convertible Preferred Stock shall not be a Business Day, at any place of payment, then payment of dividends (and Additional Dividends, if any) need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the dividend payment date or Conversion Date (including upon the occurrence of a Fundamental Change); and no interest shall accumulate on the amount so payable for the period from and after such Dividend Payment Date or Conversion Date, as the case may be, to such Business Day.
     (h) The Paying Agent shall return to the Corporation upon written request any money or property held by it for the payment of any amount with respect to the 4.50% Convertible Preferred Stock that remains unclaimed for two years, provided, however, that the Paying Agent, before being required to make any such return, shall at the expense of the Corporation cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Corporation. After return to the Corporation, Holders entitled to the money or property must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another Person.

     4. Fundamental Change.
     (a) Purchase at the Option of the Holder Upon a Fundamental Change. Each Holder shall have the right, at such Holder’s option, to require the Corporation to purchase any or all of such Holder’s 4.50% Convertible Preferred Stock for cash or a check on the date that is no earlier than 60 days nor later than 90 days after the date of the Corporation Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 4(h) (the “Fundamental Change Purchase Date”). The 4.50% Convertible Preferred Stock shall be repurchased in integral multiples of $50.00 (representing the Liquidation Preference). The Corporation shall purchase such 4.50% Convertible Preferred Stock at a price (the “Fundamental Change Purchase Price”) equal to 100% of the Liquidation Price of the number of shares of 4.50% Convertible Preferred Stock to be purchased plus accumulated and unpaid dividends, including Additional Dividends, if any, to the Fundamental Change Purchase Date.
     (b) Notice of Fundamental Change. The Corporation, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent, in the name of and at the expense of the Corporation, shall mail to all Holders a Corporation Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 4(e) hereof, on or before the 30th day after the occurrence of such Fundamental Change.
     (c) Exercise of Option. For 4.50% Convertible Preferred Stock to be so purchased at the option of the Holder, the Paying Agent must receive at its office in Jackson, Michigan, or any other offices of the Paying Agent maintained for such purposes, such shares of 4.50% Convertible Preferred Stock duly endorsed for transfer, together with a written notice of purchase in the form attached hereto as Exhibit A (a “Fundamental Change Purchase Notice”) duly completed, on or before the 30th day prior to the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:
(i)	if certificated, the certificate numbers of the shares of 4.50% Convertible Preferred Stock which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depository procedures;

(ii)	the number of shares of 4.50% Convertible Preferred Stock which the Holder shall deliver to be purchased, which portion must be $50.00 or an integral multiple thereof; and

(iii)	that such 4.50% Convertible Preferred Stock shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the 4.50% Convertible Preferred Stock and in this Certificate of Designation.
     (d) Procedures. The Corporation shall purchase from a Holder, pursuant to this Section 4, shares of 4.50% Convertible Preferred Stock or multiples of $50.00 if so requested by such Holder.
     Any purchase by the Corporation contemplated pursuant to the provisions of this Section 4 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the 4.50% Convertible Preferred Stock.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 4(c) hereof shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4(f) hereof.
     The Paying Agent shall promptly notify the Corporation of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
     On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Corporation shall deposit with the Paying Agent (or if the Corporation or an Affiliate of the Corporation is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the 4.50% Convertible Preferred Stock to be purchased pursuant to this Section 4. Payment by the Paying Agent of the Fundamental Change Purchase Price for such 4.50% Convertible Preferred Stock shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such 4.50% Convertible Preferred Stock. If the Paying Agent holds, in accordance with the terms of this Certificate of Designation, money sufficient to pay the Fundamental Change Purchase Price of such 4.50% Convertible Preferred Stock on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such 4.50% Convertible Preferred Stock shall cease to be outstanding and dividends (including Additional Dividends, if any) on such 4.50% Convertible Preferred Stock shall cease to accumulate, whether or not book-entry transfer of such 4.50% Convertible Preferred Stock is made or such 4.50% Convertible Preferred Stock is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the 4.50% Convertible Preferred Stock). Nothing herein shall preclude any withholding tax required by law.
     The Corporation shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price. If the Corporation or an Affiliate of the Corporation acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.
     All questions as to the validity, eligibility (including time of receipt) and acceptance of any 4.50% Convertible Preferred Stock pursuant to a Fundamental Change shall be determined by the Corporation, whose determination shall be final and binding.
     (e) Notice of Fundamental Change. The Corporation shall send notices (each, a “Corporation Notice”) to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and delivered to the Paying Agent on or before the 30th day after the occurrence of the Fundamental Change (“Corporation Notice Date”). Each Corporation Notice shall include a form of Fundamental Change Purchase Notice to be completed by a Holder and shall state:
(i)	the applicable Fundamental Change Purchase Price, excluding accumulated and unpaid dividends, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of dividends (including Additional Dividends, if any), if any, that will be payable with respect to the 4.50% Convertible Preferred Stock on the applicable Fundamental Change Purchase Date;

(ii)	the events causing the Fundamental Change and the date of the Fundamental Change;

(iii)	the Fundamental Change Purchase Date;

(iv)	the last date on which a Holder may exercise its purchase right;

(v)	the name and address of the Paying Agent and the Conversion Agent;

(vi)	that the 4.50% Convertible Preferred Stock must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(vii)	that the 4.50% Convertible Preferred Stock as to which a Fundamental Change Purchase Notice has been given may be converted only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designation;

(viii)	that the Fundamental Change Purchase Price for any of the 4.50% Convertible Preferred Stock as to which a Fundamental Change Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such 4.50% Convertible Preferred Stock;

(ix)	the procedures the Holder must follow under this Section 4;

(x)	briefly, the conversion rights of the 4.50% Convertible Preferred Stock;

(xi)	that, unless the Corporation defaults in making payment of such Fundamental Change Purchase Price on the 4.50% Convertible Preferred Stock covered by any Fundamental Change Purchase Notice, dividends (including Additional Dividends, if any) will cease to accumulate on and after the Fundamental Change Purchase Date;

(xii)	the CUSIP or ISIN number of the 4.50% Convertible Preferred Stock; and

(xiii)	the procedures for withdrawing a Fundamental Change Purchase Notice.
     In connection with providing such Corporation Notice, the Corporation will issue a press release and publish a notice containing the information in such Corporation Notice in a newspaper of general circulation in The City of New York or publish such information on the Corporation’s then existing Web site or through such other public medium as the Corporation may use at the time.
     At the Corporation’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Corporation’s expense, the Paying Agent shall give the Corporation Notice in the Corporation’s name; provided, however, that, in all cases, the text of the Corporation Notice shall be prepared by the Corporation.
     (f) Effect of Fundamental Change Purchase Notice. Upon receipt by the Corporation of the Fundamental Change Purchase Notice specified in this Section 4, the Holder of the 4.50% Convertible Preferred Stock in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in this Section 4(f)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such 4.50% Convertible Preferred Stock. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental

Change Purchase Date with respect to such 4.50% Convertible Preferred Stock (provided the conditions in this Section 4 have been satisfied) and (y) the time of delivery or book-entry transfer of such 4.50% Convertible Preferred Stock to the Paying Agent by the Holder thereof in the manner required by this Section 4. 4.50% Convertible Preferred Stock in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in this Section 4(f). Payment of the Fundamental Change Purchase Price for shares of 4.50% Convertible Preferred Stock in registered, certificated form (“Certificated 4.50% Convertible Preferred Stock”) for which a Fundamental Change Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Certificated 4.50% Convertible Preferred Stock (together with necessary endorsements) to the Paying Agent at its office in Jackson, Michigan, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Fundamental Change Purchase Date) after the delivery of such Fundamental Change Purchase Notice. Payment of the Fundamental Change Purchase Price for such Certificated 4.50% Convertible Preferred Stock will be made promptly following the later of the Fundamental Change Purchase Date or the time of delivery of such Certificated 4.50% Convertible Preferred Stock.
     If the Paying Agent holds, in accordance with the terms of this Certificate of Designation, money sufficient to pay the Fundamental Change Purchase Price of shares of 4.50% Convertible Preferred Stock on the Business Day following the Fundamental Change Purchase Date for such 4.50% Convertible Preferred Stock, then, on and after such date, dividends on such 4.50% Convertible Preferred Stock will cease to accumulate, whether or not such 4.50% Convertible Preferred Stock is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the 4.50% Convertible Preferred Stock).
     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Fundamental Change Purchase Date to which it relates specifying:
(i)	if certificated, the certificate number of 4.50% Convertible Preferred Stock in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depository procedures;

(ii)	the number of shares of 4.50% Convertible Preferred Stock with respect to which such notice of withdrawal is being submitted; and

(iii)	the number of shares of 4.50% Convertible Preferred Stock, if any, which remains subject to the original Fundamental Change Purchase Notice and which have been or shall be delivered for purchase by the Corporation.
     (g) 4.50% Convertible Preferred Stock Purchased in Part. Any shares of 4.50% Convertible Preferred Stock that are to be purchased only in part shall be surrendered (in physical or book-entry form) at the office of the Paying Agent (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the Holder of such 4.50% Convertible Preferred Stock, without service charge, new shares of 4.50% Convertible Preferred Stock, as requested by such Holder in an amount equal to, and in exchange for, the portion of the Liquidation Preference of the 4.50% Convertible Preferred Stock so surrendered which is not purchased.
     (h) Covenant to Comply with Securities Laws Upon Purchase of the 4.50% Convertible Preferred Stock. In connection with any offer to purchase 4.50% Convertible Preferred Stock under this Section 4, the Corporation shall, to the extent applicable: (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this Section 4 hereof to be exercised in the time and in the manner specified in this Section 4.
     (i) Repayment to the Corporation. The Paying Agent shall return to the Corporation any cash or property that remains unclaimed as provided in the 4.50% Convertible Preferred Stock, together with interest that the Paying Agent has agreed to pay, if any, held by it for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Corporation pursuant to this Section 4 exceeds the aggregate Fundamental Change Purchase Price of the 4.50% Convertible Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Fundamental Change Purchase Date, then promptly on and after the Business Day following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Corporation together with interest that the Paying Agent has agreed to pay, if any.
     (j) Officers’ Certificate. At least five Business Days before the Corporation Notice Date, the Corporation shall deliver an Officers’ Certificate to the Paying Agent (provided, that, at the Corporation’s option, the matters to be addressed in such Officers’ Certificate may be divided among two such certificates) specifying:
(i)	the manner of payment selected by the Corporation; and

(ii)	whether the Corporation desires the Paying Agent to give the Corporation Notice required by Section 4(e) hereof.
     5. Voting.
     (a) The shares of 4.50% Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Michigan law from time to time:
(i)	If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of 4.50% Convertible Preferred Stock, voting as a single class with any other 4.50% Convertible Preferred Stock or preference securities having similar voting rights that are exercisable (the “Voting Rights Class”), will be entitled at the next regular or special meeting of shareholders of the Corporation to elect two additional directors of the Corporation, unless the Board of Directors is comprised of fewer than six directors at such time, in which case the Voting Rights Class shall be entitled to elect one additional director. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii)	Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of 4.50% Convertible Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

(iii)	At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the Corporation may call, and, upon written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of shareholders, in which such case the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of shareholders.

(iv)	At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of 4.50% Convertible Preferred Stock constituting a majority of the shares of 4.50% Convertible Preferred Stock present at such meeting, in person or by proxy shall be sufficient to elect any such director.

(v)	Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of shareholders (unless such term has previously terminated pursuant to Section 5(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or, if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of shareholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

(vi)	So long as any shares of 4.50% Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of all of the outstanding 4.50% Convertible Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (ii) amend the Articles of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of 4.50% Convertible Preferred Stock.

(vii)	In exercising the voting rights set forth in this Section 5(a), each share of 4.50% Convertible Preferred Stock shall be entitled to one vote.

     (b) The Corporation may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of 4.50% Convertible Preferred Stock, and in taking such actions the Corporation shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of 4.50% Convertible Preferred Stock.
     6. Liquidation Rights.
     (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary of involuntary, each holder of shares of 4.50% Convertible Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders the Liquidation Preference plus Accumulated Dividends and Additional Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.
     (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.
     (c) After the payment to the holders of the shares of 4.50% Convertible Preferred Stock of full preferential amounts provided for in this Section 6, the holders of 4.50% Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
     (d) In the event the assets of the Corporation available for distribution to the holders of shares of 4.50% Convertible Preferred Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of 4.50% Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all 4.50% Convertible Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.
     7. Conversion.
     (a) Conversion Rights. A Holder may convert 4.50% Convertible Preferred Stock into Common Stock during the periods and upon satisfaction of at least one of the conditions set forth below:
(i)	in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

(ii)	during the five Business Days immediately following any ten consecutive Trading Day period in which the Trading Price per Liquidation Preference of 4.50% Convertible Preferred Stock (as determined following a request by a Holder of 4.50% Convertible

Preferred Stock in accordance with the procedures described herein) for each day of that period was less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate (the “Trading Exception”); provided, however, that a Holder may not convert its 4.50% Convertible Preferred Stock if the average closing sale price of Common Stock for such ten consecutive Trading Day period is between the then current Conversion Price and 120% of the then applicable Conversion Price; in connection with any conversion upon satisfaction of such Trading Price condition, the Conversion Agent shall have no obligation to determine the Trading Price unless the Corporation has requested such determination; and the Corporation shall have no obligation to make such request unless the Holder provides reasonable evidence that the Trading Price would be less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate; at which time, the Corporation shall instruct the Conversion Agent to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate;

(iii)	the Corporation becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender 4.50% Convertible Preferred Stock for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

(iv)	the Corporation elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Corporation, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Corporation must notify the Holders at least 20 Business Days immediately prior to the ex-dividend date for such distribution. Once the Corporation has given such notice, Holders may surrender their 4.50% Convertible Preferred Stock for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Corporation’s announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term “ex dividend date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.
     The initial Conversion Rate is 5.0541 shares of Common Stock per share of 4.50% Convertible Preferred Stock, subject to adjustment in certain events as described herein. The Corporation shall deliver cash or a check in lieu of any fractional share of Common Stock. A Holder may convert fewer than all of its 4.50% Convertible Preferred Stock so long as the 4.50% Convertible Preferred Stock converted is an integral multiple of the Liquidation Preference.

     Holders of 4.50% Convertible Preferred Stock at the close of business on a Dividend Record Date will receive payment of dividends, payable on the corresponding Dividend Payment Date notwithstanding the conversion of such 4.50% Convertible Preferred Stock at any time after the close of business on such Dividend Record Date. 4.50% Convertible Preferred Stock surrendered for conversion by a Holder during the period from the close of business on any Dividend Record Date to the opening of business on the immediately following Dividend Payment Date must be accompanied by payment of an amount equal to the dividend that the Holder is to receive on such 4.50% Convertible Preferred Stock; provided, however, that no such payment need be made if (1) the Corporation has specified a Mandatory Conversion Date that is after a Dividend Record Date and on or prior to the immediately following Dividend Payment Date or (2) any accumulated and unpaid dividends exist at the time of conversion with respect to such shares of 4.50% Convertible Preferred Stock to the extent of such accumulated and unpaid dividends.
     To convert 4.50% Convertible Preferred Stock a Holder must (i) complete and manually sign the irrevocable conversion notice in the form attached hereto as Exhibit B (a “Conversion Notice”) (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at its office in Jackson, Michigan or any other offices of the Conversion Agent maintained by the Conversion Agent for such purpose, (ii) surrender the shares of 4.50% Convertible Preferred Stock to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent or the Corporation and (iv) pay any transfer or similar tax, if required.
     (b) Conversion Procedures. To convert 4.50% Convertible Preferred Stock, a Holder must satisfy the requirements in this Section 7 and in the 4.50% Convertible Preferred Stock. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Corporation shall update the global security representing the shares of Common Stock to record the Holder’s interest in the Common Stock, or deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash or a check in lieu of any fractional share determined pursuant to Section 7(c) hereof. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of 4.50% Convertible Preferred Stock on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such shares of 4.50% Convertible Preferred Stock shall have been surrendered for conversion, as if the stock transfer books of the Corporation had not been closed. Upon conversion of 4.50% Convertible Preferred Stock, such Person shall no longer be a Holder of such 4.50% Convertible Preferred Stock.
     No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 7(f) hereof or as otherwise provided in this Certificate of Designation.
     On conversion of 4.50% Convertible Preferred Stock, that portion of Accumulated Dividends with respect to the converted 4.50% Convertible Preferred Stock will be deemed canceled,

extinguished or forfeited, rather than paid in full to the Holder thereof through delivery of the Common Stock (together with the cash or check payment, if any, in lieu of fractional shares) in exchange for the shares of 4.50% Convertible Preferred Stock being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash or check payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Accumulated Dividends through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash or check payment) shall be treated as issued in exchange for the Liquidation Preference of the 4.50% Convertible Preferred Stock being converted pursuant to the provisions hereof.
     Upon surrender of 4.50% Convertible Preferred Stock that is converted in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the Holder, new shares of 4.50% Convertible Preferred Stock in a number equal to the unconverted portion of the shares of 4.50% Convertible Preferred Stock surrendered.
     If the last day on which 4.50% Convertible Preferred Stock may be converted is a legal holiday in a place where a Conversion Agent is located, the 4.50% Convertible Preferred Stock may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.
     (c) Cash or Check Payments in Lieu of Fractional Shares. The Corporation shall not issue a fractional share of Common Stock upon conversion of 4.50% Convertible Preferred Stock. Instead the Corporation shall deliver cash (or Corporation’s check) for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.
     (d) Taxes on Conversion. If a Holder converts 4.50% Convertible Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.
     (e) Covenants of the Corporation. The Corporation shall, prior to issuance of any 4.50% Convertible Preferred Stock hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the 4.50% Convertible Preferred Stock.
     All shares of Common Stock delivered upon conversion of the 4.50% Convertible Preferred Stock shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
     The Corporation shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of 4.50% Convertible Preferred Stock, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     (f) Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:
(i)	In case the Corporation shall: (a) pay a dividend, or make a distribution, exclusively in shares of its capital stock, on the Common Stock; (b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine its outstanding Common Stock into a smaller number of shares; or (d) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 7(f) as described below, shall be adjusted so that the Holder of any 4.50% Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such 4.50% Convertible Preferred Stock been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 7(f) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Corporation’s Common Stock. If any dividend or distribution of the type described in clause (a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(ii)	In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (a) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (b) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)	In case the Corporation shall, by dividend or otherwise, distribute to all holders of Common Stock any assets, debt securities or rights or warrants to purchase any of its securities (excluding (a) any dividend, distribution or issuance covered by those referred to in Section 7(f)(i) or Section 7(f)(ii) hereof and (b) any dividend or distribution paid exclusively in cash) (any of the foregoing hereinafter in this Section 7(f)(iii) called the “Distributed Assets or Securities”) in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 7(f)(iii) has been made, exceeds 15% of the Market Price on the Trading Day immediately preceding the declaration of such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution less (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that, if (a) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution or (b) the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such 4.50% Convertible Preferred Stock immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

(iv)	In case the Corporation shall make (a) any distributions, by dividend or otherwise, during any quarterly fiscal periods consisting exclusively of cash to all holders of outstanding shares of Common Stock in an aggregate amount that, together with (b) other all-cash or all-check distributions made to all holders of outstanding shares of Common Stock during such quarterly fiscal period, and (c) any cash and the Fair Market

Value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) of consideration payable in respect of any tender or exchange offer by the Corporation or any of the Corporation’s Subsidiaries for all or any portion of shares of Common Stock concluded during such quarterly fiscal period, exceed the product of $0 multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution and (B) the denominator shall be (1) the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution plus (2) $0 less (3) an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (a), (b) and (c) above during such quarterly fiscal period and (y) the number of shares of Common Stock outstanding on such record date, such adjustment to become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(v)	With respect to Section 7(f)(iii) hereof, in the event that the Corporation makes any distribution to all holders of Common Stock consisting of Equity Interests in a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be (x) the Spin-off Market Price per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Corporation on such record date and (ii) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Corporation.

(vi)	Upon conversion of the 4.50% Convertible Preferred Stock, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under any future shareholder rights plan the Corporation implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with such rights plan. If, and only if, the Holders of 4.50% Convertible Preferred Stock receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their 4.50% Convertible Preferred Stock, then no other adjustment pursuant to this Section 7(f) shall be made in connection with such shareholder rights plans.

(vii)	For purposes of this Section 7(f), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(viii)	Notwithstanding the foregoing, in no event shall the Conversion Rate exceed the maximum conversion rate specified under this Section 7(f)(viii) (the “Maximum Conversion Rate”) as a result of an adjustment pursuant to Section 7(f)(iii) or Section 7(f)(iv) hereof. The Maximum Conversion Rate shall initially be 6.5703 and shall be appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock. The Maximum Conversion Rate shall not apply to any adjustments made pursuant to any of the events in Section 7(f)(i) or Section 7(f)(ii) hereof.
     (g) Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this Section 7, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 4 and Section 7(f) hereof and this Section 7(g) shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.
(h)	When No Adjustment Required. No adjustment to the Conversion Rate need be made:

(i)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(iii)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Certificate of Designation;

(iv)	for a change in the par value or no par value of the Common Stock;

(v)	for accumulated and unpaid dividends (including Additional Dividends, if any); or

(vi)	if Holders are to participate in a merger or consolidation on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction; provided that the basis on which the Holders are to participate in the transaction shall not be deemed to be fair if it would require the conversion of securities at any time prior to the expiration of the conversion period specified for such securities.
     To the extent the 4.50% Convertible Preferred Stock becomes convertible into cash, assets or property (other than capital stock of the Corporation or securities to which Section 7(l) hereof applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accumulate on such cash.
     (i) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to Holders a notice of the adjustment. The Corporation shall file with the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. No Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
     (j) Voluntary Increase. The Corporation may make such increases in the Conversion Rate, in addition to those required by Section 7(f) hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount, temporarily or otherwise, for any period of at least 20 days if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Corporation shall mail to Holders and file with the Conversion Agent a notice of such increase. The Conversion Agent shall not be under any duty or responsibility with respect to any such notice except to exhibit the same to any holder desiring inspection thereof. The Corporation shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.
(k)	Notice to Holders Prior to Certain Actions. In case:

(i)	the Corporation shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7(f) hereof;

(ii)	the Corporation shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(iii)	of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

(iv)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

the Corporation shall cause to be filed with the Conversion Agent and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     (l) Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger, combination or binding share exchange of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing Person, as the case may be, shall cause an amendment to this Certificate of Designation to be executed and filed in accordance with Michigan law, providing that each share of 4.50% Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such 4.50% Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such amended Certificate of Designation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7(l).
     The Corporation shall cause notice of the execution of such amended Certificate of Designation to be mailed to each Holder, at its address appearing on the Security Register, within 20 days after filing thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 7(l) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.
     If this Section 7(l) applies to any event or occurrence, Section 7(f) hereof shall not apply.
     (m) Responsibility of Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any amended Certificate of Designation provided to be employed, in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any 4.50% Convertible Preferred Stock and the

Conversion Agent makes no representations with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any 4.50% Convertible Preferred Stock for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 7(m). Without limiting the generality of the foregoing, the Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any amended Certificate of Designation entered into pursuant to this Section 7 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their 4.50% Convertible Preferred Stock after any event referred to in this Section 7 or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Corporation shall be obligated to file with the Conversion Agent prior to the execution of any such amended Certificate of Designation) with respect thereto.
     (n) Simultaneous Adjustments. In the event that Section 7(f) hereof requires adjustments to the Conversion Rate under more than one of Section 7(f)(i), Section 7(f)(ii), Section 7(f)(iii) or Section 7(f)(iv) hereof, and the Dividend Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7(f)(iii) hereof, second, the provisions of Section 7(f)(i) hereof and third, the provisions of Section 7(f)(ii) hereof; provided, however, that nothing in this Section 7(n) shall be done to evade the principle set forth in Section 7(f)(viii) hereof that the Maximum Conversion Rate shall not apply to any adjustments made with respect to any of the events in Section 7(f)(i) or Section 7(f)(ii) hereof.
     (o) Successive Adjustments. After an adjustment to the Conversion Rate under Section 7(f) hereof, any subsequent event requiring an adjustment under Section 7(f) shall cause an adjustment to the Conversion Rate as so adjusted.
     (p) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 7, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Section 7 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (q) Corporation Determination Final. Any determination which the Board of Directors must make pursuant to this Section 7 shall be conclusive and binding on the Holders.
     8. Mandatory Conversion.
     (a) At any time on or after December 5, 2008, the Corporation shall have the right, at its option, to cause the 4.50% Convertible Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of Common Stock for each share of 4.50% Convertible Preferred Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(c). The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the Last Reported Sale Price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation), including the last

Trading Day of such 30-day period, ending on the Trading Day prior to the Corporation’s issuance of a press release announcing the mandatory conversion as described in Section 8(b).
     (b) To exercise the mandatory conversion right described in Section 8(a), the Corporation must issue a press release for publication on the Dow Jones News Service prior to the opening of business on the first trading day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of 4.50% Convertible Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the 4.50% Convertible Preferred Stock. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no more than five days after the date on which the Corporation issues the press release described in this Section 8(b).
     (c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of 4.50% Convertible Preferred Stock; (iii) the number of shares of 4.50% Convertible Preferred Stock to be converted; and (iv) that dividends on the 4.50% Convertible Preferred Stock to be converted will cease to accumulate on the Mandatory Conversion Date.
     (d) On and after the Mandatory Conversion Date, dividends will cease to accumulate on the 4.50% Convertible Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such 4.50% Convertible Preferred Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(c). The dividend payment with respect to the 4.50% Convertible Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of 4.50% Convertible Preferred Stock for Accumulated Dividends or for dividends with respect to the Common Stock issued upon such conversion.
     (e) The Corporation may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the mandatory conversion notice, all Accumulated Dividends on the 4.50% Convertible Preferred Stock for periods ended prior to the date of such mandatory conversion notice shall have been paid in cash.
     (f) In addition to the mandatory conversion right described in Section 8(a), if there are less than 250,000 shares of 4.50% Convertible Preferred Stock outstanding, the Corporation shall have the right, at any time on or after December 5, 2008, at its option, to cause the 4.50% Convertible Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the lesser of (A) the Conversion Price then in effect and (B) the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date, with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7(c). The provisions of clauses (b),

(c), (d) and (e) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (f); provided, that (i) the Mandatory Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the Corporation issues a press release pursuant to Section 8(b) announcing such mandatory conversion and (ii) the press release and notice of mandatory conversion described in Section 8(c) will not state the number of shares of Common Stock to be issued upon conversion of each share of 4.50% Convertible Preferred Stock.
     9. Consolidation, Merger and Sale of Assets.
     (a) The Corporation, without the consent of the Holders of any of the outstanding 4.50% Convertible Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that: (a) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (b) the shares of 4.50% Convertible Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, designations, preferences and relative, participating, optional or other rights on which, and the qualification, limitations or restrictions thereon, the 4.50% Convertible Preferred Stock had immediately prior to such transaction; and (c) the Corporation delivers to the Transfer Agent an Officers’ Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation (including without limitation the requirements of Section 7(l).
     (b) Upon any consolidation by the Corporation with, or merger by the Corporation into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 9(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of 4.50% Convertible Preferred Stock, and, thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the 4.50% Convertible Preferred Stock.
     10. SEC Reports.
     Whether or not the Corporation is required to file reports with the Commission, if any shares of 4.50% Convertible Preferred Stock are outstanding, the Corporation shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act. The Corporation shall supply each holder of 4.50% Convertible Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.
     11. Certificates.
     (a) Form and Dating. The 4.50% Convertible Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The 4.50% Convertible Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each 4.50% Convertible Preferred Stock certificate shall be dated the date of its authentication. The terms of the

4.50% Convertible Preferred Stock certificate set forth in Exhibit C are part of the terms of this Certificate of Designation.
(i)	Global 4.50% Convertible Preferred Stock. The 4.50% Convertible Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit C hereto (the “Global 4.50% Convertible Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with DTC (or with such custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of 4.50% Convertible Preferred Stock represented by Global 4.50% Convertible Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of 4.50% Convertible Preferred Stock that are not “restricted securities” as defined in Rule 144 under the Securities Act on a Conversion Date, all shares of Common Stock distributed on such Conversion Date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.
(ii)	Book-Entry Provisions. In the event Global 4.50% Convertible Preferred Stock is deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global 4.50% Convertible Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global 4.50% Convertible Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global 4.50% Convertible Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global 4.50% Convertible Preferred Stock, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global 4.50% Convertible Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global 4.50% Convertible Preferred Stock.
(iii)	Certificated 4.50% Convertible Preferred Stock. Except as provided in Section 11(c), owners of beneficial interests in Global 4.50% Convertible Preferred Stock will not be entitled to receive Certificated 4.50% Convertible Preferred Stock.
     (b) Execution and Authentication. Two Officers shall sign the 4.50% Convertible Preferred Stock certificate for the Corporation by manual or facsimile signature.

     If an Officer whose signature is on a 4.50% Convertible Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the 4.50% Convertible Preferred Stock certificate, the 4.50% Convertible Preferred Stock certificate shall be valid nevertheless.
     A 4.50% Convertible Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent and the Security Registrar manually signs the certificate of authentication on the 4.50% Convertible Preferred Stock certificate. The signature shall be conclusive evidence that the 4.50% Convertible Preferred Stock certificate has been authenticated under this Certificate of Designation.
     The Transfer Agent shall authenticate and deliver certificates for up to 5,000,000 shares of 4.50% Convertible Preferred Stock for original issue upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of 4.50% Convertible Preferred Stock to be authenticated and the date on which the original issue of 4.50% Convertible Preferred Stock is to be authenticated.
     The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for 4.50% Convertible Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for 4.50% Convertible Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.
     (c) Transfer and Exchange of Global 4.50% Convertible Preferred Stock. The transfer and exchange of Global 4.50% Convertible Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.
(i)	Restrictions on Transfer and Exchange of Global 4.50% Convertible Preferred Stock.
(1)	Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in Section 11(c)(ii)), Global 4.50% Convertible Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(2)	In the event that the Global 4.50% Convertible Preferred Stock is exchanged for 4.50% Convertible Preferred Stock in definitive registered form pursuant to Section 11(c)(ii) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such 4.50% Convertible Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Corporation.

(3)	The 4.50% Convertible Preferred Stock, and any shares of Common Stock distributed pursuant to the conversion of the 4.50% Convertible Preferred Stock,

may not be sold or otherwise transferred until the expiration of two years following the date of payment for and delivery of the 4.50% Convertible Preferred Stock, except (a) pursuant to registration under the Securities Act, (b) in accordance with Rule 144 (if available) or Rule 144A under the Securities Act (if available) or (c) in offshore transactions in reliance on Regulation S, and will bear a legend to this effect.
(ii)	Authentication of Certificated 4.50% Convertible Preferred Stock. If at any time:
(1)	DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global 4.50% Convertible Preferred Stock and a successor depository for the Global 4.50% Convertible Preferred Stock is not appointed by the Corporation within 90 days after delivery of such notice;

(2)	DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global 4.50% Convertible Preferred Stock is not appointed by the Corporation within 90 days; or

(3)	the Corporation, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated 4.50% Convertible Preferred Stock under this Certificate of Designation, then the Corporation will execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation requesting the authentication and delivery of Certificated 4.50% Convertible Preferred Stock to the Persons designated by the Corporation, will authenticate and deliver Certificated 4.50% Convertible Preferred Stock equal to the number of shares of 4.50% Convertible Preferred Stock represented by the Global 4.50% Convertible Preferred Stock, in exchange for such Global 4.50% Convertible Preferred Stock.
(iii)	Cancellation or Adjustment of Global 4.50% Convertible Preferred Stock. At such time as all beneficial interests in Global 4.50% Convertible Preferred Stock have either been exchanged for Certificated 4.50% Convertible Preferred Stock, converted or canceled, such Global 4.50% Convertible Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global 4.50% Convertible Preferred Stock is exchanged for Certificated 4.50% Convertible Preferred Stock, converted or canceled, the number of shares of 4.50% Convertible Preferred Stock represented by such Global 4.50% Convertible Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global 4.50% Convertible Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.
(iv)	Obligations with Respect to Transfers and Exchanges of 4.50% Convertible Preferred Stock.

     (1) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated 4.50% Convertible Preferred Stock and Global 4.50% Convertible Preferred Stock as required pursuant to the provisions of this Section 11(c).
     (2) All Certificated 4.50% Convertible Preferred Stock and Global 4.50% Convertible Preferred Stock issued upon any registration of transfer or exchange of Certificated 4.50% Convertible Preferred Stock or Global 4.50% Convertible Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designation as the Certificated 4.50% Convertible Preferred Stock or Global 4.50% Convertible Preferred Stock surrendered upon such registration of transfer or exchange.
     (3) Prior to due presentment for registration of transfer of any shares of 4.50% Convertible Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of 4.50% Convertible Preferred Stock are registered as the absolute owner of such 4.50% Convertible Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.
     (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any 4.50% Convertible Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of 4.50% Convertible Preferred Stock certificates or Common Stock certificates.
     (5) Upon any sale or transfer of shares of 4.50% Convertible Preferred Stock (including any 4.50% Convertible Preferred Stock represented by a Global 4.50% Convertible Preferred Stock certificate) or of certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Corporation if it so requests):
     (A) in the case of any Certificated 4.50% Convertible Preferred Stock or certificated Common Stock, the Corporation and the Transfer Agent shall permit the holder thereof to exchange such 4.50% Convertible Preferred Stock or certificated Common Stock for Certificated 4.50% Convertible Preferred Stock or certificated Common Stock, as the case may be, that does not bear the restrictive legend set forth on Exhibit C and rescind any restriction on the transfer of such 4.50% Convertible Preferred Stock or Common Stock issuable in respect of the conversion of the 4.50% Convertible Preferred Stock; and
     (B) in the case of any Global 4.50% Convertible Preferred Stock, such 4.50% Convertible Preferred Stock shall not be required to bear the restrictive legend set forth on Exhibit C; provided, however, that with respect to any request for an exchange of 4.50% Convertible Preferred Stock that is represented by Global 4.50% Convertible Preferred Stock for Certificated 4.50% Convertible Preferred Stock that does not bear a restrictive as set forth on

Exhibit C in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel if the Corporation so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit D hereto).
(v)	No Obligation of the Transfer Agent.
(1)	The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global 4.50% Convertible Preferred Stock, a member of, or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the 4.50% Convertible Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global 4.50% Convertible Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the 4.50% Convertible Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global 4.50% Convertible Preferred Stock). The rights of beneficial owners in any Global 4.50% Convertible Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
(2)	The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any 4.50% Convertible Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global 4.50% Convertible Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (d) Replacement Certificates. If a mutilated 4.50% Convertible Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a 4.50% Convertible Preferred Stock certificate claims that the 4.50% Convertible Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Transfer Agent shall countersign a replacement 4.50% Convertible Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss which either of them may suffer if a 4.50% Convertible Preferred Stock certificate is replaced. The Corporation and the Transfer Agent may charge the Holder for their expenses in replacing a 4.50% Convertible Preferred Stock certificate.

     12. Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.
     13. Other Provisions.
     (a) With respect to any notice to a Holder of shares of 4.50% Convertible Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.
     (b) Shares of 4.50% Convertible Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Michigan law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of 4.50% Convertible Preferred Stock must be in compliance with this Certificate of Designation.
     (c) The shares of 4.50% Convertible Preferred Stock shall be issuable only in whole shares.
     (d) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

EXHIBIT A
FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To: CMS Energy Corporation
     The undersigned registered holder of shares of 4.50% Convertible Preferred Stock hereby acknowledges receipt of a notice from CMS Energy Corporation (the “Corporation”) as to the occurrence of a Fundamental Change with respect to the Corporation and requests and instructs the Corporation to repurchase the shares of 4.50% Convertible Preferred Stock ($50.00 liquidation preference or an integral multiple thereof) designated below, in accordance with the terms of the Certificate of Designation referred to in such 4.50% Convertible Preferred Stock and directs that the check of the Corporation, in payment for these shares of 4.50% Convertible Preferred Stock, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of these shares of 4.50% Convertible Preferred Stock are not repurchased and are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of 4.50% Convertible Preferred Stock are to be delivered other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of 4.50% Convertible Preferred Stock if to be issued other than to and in the name of registered holder:

(Name)	Number of shares of 4.50% Convertible Preferred Stock to be purchased (if less than all are to be purchased):

(Street Address)

(City, state and zip code) Please print name and address	Certificate Number (if shares of 4.50% Convertible Preferred Stock are Certificated):

Social Security or other taxpayer number:

EXHIBIT B
FORM OF CONVERSION NOTICE
To: CMS Energy Corporation
     The undersigned registered holder of these shares of 4.50% Convertible Preferred Stock hereby exercises the option to convert these shares of 4.50% Convertible Preferred Stock, or portion hereof (which is $50.00 liquidation preference or an integral multiple thereof) designated below, for shares of Common Stock of CMS Energy Corporation in accordance with the terms of the Certificate of Designation referred to in the 4.50% Convertible Preferred Stock, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any shares of 4.50% Convertible Preferred Stock representing any unconverted shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the 4.50% Convertible Preferred Stock not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     This notice shall be deemed to be an irrevocable exercise of the option to convert these shares of 4.50% Convertible Preferred Stock.

Dated:

Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or shares of 4.50% Convertible Preferred Stock to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be delivered, and shares of 4.50% Convertible Preferred Stock if to be issued other than to and in the name of registered holder:

(Name)	Number of shares of 4.50% Convertible Preferred Stock to be converted (if less than all):

(Street Address)

(City, state and zip code) Please print name and address	Certificate Number (if shares of 4.50% Convertible Preferred Stock are Certificated):

Social Security or other taxpayer number:

EXHIBIT C
FORM OF PREFERRED STOCK
FACE OF SECURITY
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO CMS ENERGY CORPORATION OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.
     THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 5, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

Certificate Number	Number of Shares
[ ]	[ ]

CUSIP NO.:
4.50% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50 per share)
of

CMS Energy Corporation
      CMS Energy Corporation, a Michigan corporation (the ‘Corporation”), hereby certifies that [                     ] (the “Holder”) is the registered owner of [                     ] fully paid and non-assessable preferred securities of the Corporation designated the 4.50% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50 per share) (the “4.50% Convertible Preferred Stock”). The shares of 4.50% Convertible Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the 4.50% Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated December 4, 2003, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.
     Reference is hereby made to select provisions of the 4.50% Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
     Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of 4.50% Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Corporation has executed this certificate this                      day of                      , 2003.

CMS ENERGY CORPORATION
By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S AND SECURITY REGISTRAR’S CERTIFICATE OF
AUTHENTICATION
     These are shares of the 4.50% Convertible Preferred Stock referred to in the within-mentioned Certificate of Designation.
     Dated:                                         , 2003

CMS Energy Corporation, as Transfer Agent and Security Registrar
By:
Authorized Signatory
REVERSE OF SECURITY
     Cash dividends on each share of 4.50% Convertible Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designation.
     The shares of 4.50% Convertible Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.
     The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 4.50% Convertible Preferred Stock evidenced hereby to:
     (Insert assignee’s social security or tax identification number)
     (Insert address and zip code of assignee)
     and irrevocably appoints                                          agent to transfer the shares of 4.50% Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

     (Sign exactly as your name appears on the other side of this 4.50% Convertible Preferred Stock certificate)

Signature Guarantee: (1)

1	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“stamp”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, stamp, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT D
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	4.50% Cumulative Convertible Preferred Stock (the “4.50% Convertible Preferred Stock”) of CMS Energy Corporation (the “Corporation”)
     This Certificate relates to                     shares of 4.50% Convertible Preferred Stock held in ☐ */ book- entry or ☐ */ definitive form by                                          (the “Transferor”).
     The Transferor*:
     ☐ has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the 4.50% Convertible Preferred Stock held by the Depository shares of 4.50% Convertible Preferred Stock in definitive, registered form equal to its beneficial interest in such 4.50% Convertible Preferred Stock (or the portion thereof indicated above); or
     ☐ has requested the Transfer Agent by written order to exchange or register the transfer of 4.50% Convertible Preferred Stock.
     In connection with such request and in respect of such 4.50% Convertible Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned 4.50% Convertible Preferred Stock and that the transfer of this 4.50% Convertible Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”) because */:
     ☐ Such 4.50% Convertible Preferred Stock is being acquired for the Transferor’s own account without transfer.
     ☐ Such 4.50% Convertible Preferred Stock is being transferred to the Corporation.
     ☐ Such 4.50% Convertible Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.
     ☐ Such 4.50% Convertible Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Corporation so requests).

*/	Please check applicable box.

[NAME OF TRANFEROR]

By:
Its:
Date:

COMMON STOCK
     The shares of Common Stock may be issued from time to time as the Board of Directors shall determine for such consideration as shall be fixed by the Board of Directors. Each share of Common Stock of the Corporation shall be equal to every other share of said stock in every respect. The voting, distribution, dividend, liquidation and other rights and limitations of the Common Stock are as follows:
     (1) Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends or distributions may be declared and paid in cash or otherwise upon the Common Stock out of the assets of the Corporation legally available therefore.
     (2) Voting Rights.
     (a) Except as provided in Section 2(b) and except as otherwise provided by law, the holders of Common Stock are entitled to one vote on all matters as to which holders of Common Stock are entitled to vote. Subject to Article XI, a majority of the votes cast by the holders of Common Stock entitled to vote thereon is sufficient for the adoption of any question presented except as otherwise required by law or these Articles of Incorporation.
     (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the vote or consent of the holders of a majority of all of the shares of Common Stock then outstanding, shall be necessary for authorizing, effecting or validating the merger or consolidation of the Corporation into or with any other entity if such merger or consolidation would adversely affect the powers or special rights of Common Stock either directly by amendment of these Articles of Incorporation or indirectly by requiring the holders of Common Stock to accept or retain, in such merger or consolidation, anything other than (i) shares of Common Stock or (ii) shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of Common Stock prior to such merger or consolidation.
     (3) Liquidation Rights. Subject to Section 4, in the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of Common Stock shall be entitled to receive, on a per share basis, the assets of the Corporation remaining for distribution to the holders of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation nor any sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up for purposes of this Section 3.
     (4) Subdivision or Combination. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, the voting and liquidation rights of Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting or liquidation rights of Common Stock.

ARTICLE IV
     The address of the registered office is One Energy Plaza, Jackson, Michigan, 49201. The name of the resident agent at the registered office is Michael D. VanHemert. The mailing address of the registered office is One Energy Plaza Jackson, Michigan 49201.
ARTICLE V
     Special meetings of the shareholders may be called only by the Board of Directors or by the Chairman of the Board.
ARTICLE VI
     The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation.
     Any vacancies occurring on the Corporation’s Board of Directors (whether by reason of the death, resignation or removal of a director) may be filled by a majority vote of the directors then in office although less than a quorum. An increase in the number of members of the Board of Directors shall be construed as creating a vacancy.
ARTICLE VII
     A director may be removed by the affirmative vote of a majority of the members of the Board of Directors then in office. A director also may be removed by shareholders, but only for cause, at an annual meeting of shareholders and by the affirmative vote of a majority of the shares then entitled to vote for the election of directors. For purposes of this section, cause for removal shall be construed to exist only if a director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal or has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to appeal.
ARTICLE VIII
     A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.
ARTICLE IX
     Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, penalties,

fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE X
     Each director shall be a shareholder of the Corporation and any director ceasing to be a shareholder shall thereupon immediately cease to be a director.
ARTICLE XI
     The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation as permitted by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of Articles V, VI, VII, VIII, IX and this Article XI may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares entitled to vote thereon.

Signed on May 28, 2004

CMS ENERGY CORPORATION

By:	/s/ Michael D. VanHemert Michael D. VanHemert
Vice President and Corporate Secretary

STATE OF MICHIGAN	)
	)	ss.
COUNTY OF JACKSON	)
     On this 28th day of May 2004, before me appeared Michael D. VanHemert, to me personally known, who, being by me duly sworn, did say that he is Vice President and Corporate Secretary of CMS Energy Corporation, which executed the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and shareholders, and said officer acknowledged said instrument to be the free act and deed of said corporation.

/s/ Joyce H. Norkey Joyce N. Norkey
Notary Public for Jackson County
State of Michigan
My Commission Expires September 2006

CERTIFICATE OF DESIGNATION
OF
4.50% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B
OF
CMS ENERGY CORPORATION
     Pursuant to Section 302(4) of the Michigan Business Corporation Act, MCLA §450.1302(4):
     CMS ENERGY CORPORATION, a Michigan corporation (the “Corporation”), does hereby certify that the following resolution was duly adopted pursuant to the authority of the Board of Directors of the Corporation, with the provisions thereof fixing the number of shares of the series and the dividend rate being set through a Special Financing Committee of the Board of Directors:
     RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article III of the Restated Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”), and pursuant to Section 302(4) of the Michigan Business Corporation Act, the Board of Directors hereby establishes a series of the preferred stock of the Corporation and hereby states that the series’ voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Articles of Incorporation which are applicable to the preferred stock of all series), shall be as follows:
     1. Designation and Amount; Ranking.
     (a) There shall be created from the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “4.50% Cumulative Convertible Preferred Stock, Series B,” par value $0.01 per share (the “Preferred Stock”), and the number of shares of such series shall be 4,910,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding. The Preferred Stock was exchanged for 4,910,000 of then outstanding shares of 4.50% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Original Preferred Stock”), established pursuant to the Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock of CMS Energy Corporation dated December 4, 2003 pursuant to an exchange offer.
     (b) The Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all Junior Stock and (ii) on a parity with all other Parity Stock.
     2. Definitions. As used herein, the following terms shall have the following meanings:
     “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from and including the most recent Dividend Payment Date to which dividends have been paid (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.
     “Additional Dividends” shall have the meaning given to it in Section 3(b).
     “Additional Shares” shall have the meaning given to it in Section 7(f)(vi).
     “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act.
     “Agent Members” shall have the meaning given to it in Section 11(a)(ii).

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     “Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee (special or otherwise) of the Board of Directors duly authorized to take such action.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.
     “Certificate of Designation” means this certificate of designation designating the Preferred Stock.
     “Certificated Preferred Stock” shall have the meaning given to it in Section 4(f).
     “Common Equity” of any Person means capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.
     “Continuing Director” means a director who either was a member of the Board of Directors on November 9, 2004 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Corporation’s shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such individual is named as nominee for director.
     “Conversion Agent” means the office or agency designated by the Corporation where Preferred Stock may be presented for conversion. Initially, the Conversion Agent shall be the Corporation located at One Energy Plaza, Jackson, Michigan 49201.
     “Conversion Date” shall have the meaning given to it in Section 7(b).
     “Conversion Notice” shall have the meaning given to it in Section 7(a).
     “Conversion Price” shall mean $9.893 per share of Common Stock.
     “Conversion Rate” shall mean the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock per Liquidation Preference, subject to adjustment as herein set forth. The initial Conversion Rate is 5.0541 shares of Common Stock issuable upon conversion of a share of Preferred Stock per Liquidation Preference.
     “Conversion Value” shall have the meaning given to it in Section 7(m)(i).
     “Corporation Notice” shall have the meaning given to it in Section 4(e).
     “Corporation Notice Date” shall have the meaning given to it in Section 4(e).
     “Determination Date” shall have the meaning given to it in Section 7(m).
     “Distributed Assets or Securities” shall have the meaning given to it in Section 7(f)(iii).
     “Dividend Adjustment Amount” shall have the meaning given to it in Section 7(f)(iv)(B).

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     “Dividend Payment Date” shall mean March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2005.
     “Dividend Rate” shall have the meaning given to it in Section 3(a).
     “Dividend Record Date” shall mean February 15, May 15, August 15 and November 15 of each year.
     “DTC” or “Depository” means The Depository Trust Company.
     “Effective Date” shall have the meaning given to it in Section 7(a)(iii).
     “Equity Interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.
     A “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Preferred Stock that any of the following occurs: (i) the Common Stock or other capital stock into which the Preferred Stock is convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the NASDAQ National Market or another established automated over-the-counter trading market in the United States; (ii) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation or any such subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all shares that such Person or group has the right to acquire whether such right is exercisable immediately or only after the passage of time) of Common Equity of the Corporation representing more than 50% of the voting power of the Corporation’s Common Equity; (iii) consummation of any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person (other than the Corporation or one or more of the Corporation’s subsidiaries); provided, however, that a transaction where the holders of the Corporation’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (1) the Last Reported Sale Price of Common Stock for any five Trading Days within the ten consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof equals or exceeds 105% of the applicable Conversion Price of the Preferred Stock in effect immediately before the Fundamental Change or the public announcement thereof or (2) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the Preferred Stock becomes convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

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     “Fundamental Change Purchase Date” shall have the meaning given to it in Section 4(a).
     “Fundamental Change Purchase Notice” shall have the meaning given to it in Section 4(c).
     “Fundamental Change Purchase Price” shall have the meaning given to it in Section 4(a).
     “Global Preferred Stock” shall have the meaning given to it in Section 11(a)(i).
     “Holder” or “holder” shall mean a holder of record of the Preferred Stock.
     “Issue Date” shall mean December 15, 2004, the original date of issuance of the Preferred Stock.
     “Junior Stock” shall mean all classes of common stock of the Corporation and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
     “Last Reported Sale Price” of the applicable security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the applicable security is traded or, if the applicable security is not listed on a U.S. national or regional securities exchange, as reported by the NASDAQ National Market. If the applicable security is not listed for trading on a U.S. national or regional securities exchange and not reported by the NASDAQ National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for the applicable security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the applicable security is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the applicable security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.
     “Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $50.00.
     “Mandatory Conversion Date” shall have the meaning given to it in Section 8(b).
     “Market Price” means the average of the Last Reported Sales Price per share of Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Certificate of Designation.
     “Market Value” shall mean the average closing price of the Common Stock for a five consecutive Trading Day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).
     “Maximum Conversion Rate” shall have the meaning given to it in Section 7(f)(xi).
     “Net Shares” shall have the meaning given to it in Section 7(m)(ii)(B).
     “Net Share Amount” shall have the meaning given to it in Section 7(m)(ii)(B).

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     “NYSE” shall mean the New York Stock Exchange, Inc.
     “Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.
     “Officers’ Certificate” means a certificate signed by two Officers.
     “Opinion of Counsel’ means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.
     “Original Preferred Stock” shall have the meaning given to it in Section 3(a).
     “Parity Stock” shall mean any class of capital stock or series of preferred stock established as of or after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
     “Paying Agent” means any Person authorized by the Corporation to pay the dividends or Fundamental Change Purchase Price on any of the shares of Preferred Stock on behalf of the Corporation. Initially, the Paying Agent shall be the Corporation.
     “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
     “Pre-Dividend Sale Price” shall have the meaning given to it in Section 7(f)(iv)(A).
     “Principal Return” shall have the meaning given to it in Section 7(m)(ii)(A).
     “Public Acquirer Change of Control” shall have the meaning given to it in Section 7(f)(vii).
     “Public Acquirer Common Stock” shall have the meaning given to it in Section 7(f)(vii).
     “Registration Default” shall have the meaning given to it in Section 3(b).
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of December 5, 2003, among the Corporation, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the certain other initial purchasers of the Original Preferred Stock.
     “SEC” or “Commission” shall mean the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Register” means the security register recording the holders of Preferred Stock kept at the offices of the Corporation.
     “Security Registrar” shall be the Person holding the Security Register, and the Corporation will initially be designated as the Security Registrar.
     “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

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     “Share Price” means the price per share of Common Stock paid in connection with a corporate transaction described in Section 7(m)(v) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such corporate transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of Common Stock on the five Trading Days up to but not including the Effective Date.
     “Shelf Registration Statement” shall mean the shelf registration statement on Form S-3 filed with the SEC on September 24, 2004 to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.
     “Spin-Off Market Price” per share of Common Stock or the Equity Interests in a Subsidiary or other business unit of the Corporation on any day means the average of the daily Last Reported Sale Prices for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the ex date with respect to the issuance or distribution requiring such computations. As used herein, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the security trades regular way on the NYSE or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.
     “Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power of the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Ten Day Average Closing Stock Price” shall have the meaning given to it in Section 7(m)(i)(B).
     “Trading Day” means (i) if the applicable security is listed, admitted for trading or quoted on the NYSE, the NASDAQ National Market or another national security exchange, a day on which the NYSE, the NASDAQ National Market or another national security exchange is open for business or (ii) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.
     “Trading Exception” shall have the meaning given to it in Section 7(a)(ii).
     “Trading Price” of the Preferred Stock on any date of determination means the average of the secondary market bid quotations per share of Preferred Stock obtained by the Conversion Agent for $5,000,000 Liquidation Preference of the Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Corporation selects, provided that if three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 Liquidation Preference of the Preferred Stock from a nationally recognized securities dealer, then the Trading Price will be deemed to be less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate.
     “Transfer Agent” shall mean the Corporation’s duly appointed transfer agent for the Preferred Stock. Initially, the Corporation will be the Transfer Agent.
     “Transfer Restricted Securities” shall mean each share of Preferred Stock (or the shares of Common Stock into which such share of Preferred Stock is convertible) until (i) the date on which such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act

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or (iii) the date that such Preferred Stock ceases to be outstanding.
     “Voting Rights Class” shall have the meaning given to it in Section 5(a)(i).
     “Voting Rights Triggering Event” shall mean the failure of the Corporation to pay dividends on the Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).
     “Voting Stock” shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) generally to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.
     3. Dividends.
     (a) The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, to receive cumulative cash dividends at the rate per annum of 4.50% per share on the Liquidation Preference (equivalent to $2.25 per annum per share), payable quarterly in arrears (the “Dividend Rate”). The Dividend Rate may be increased in the circumstances described in Section 3(b) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing March 1, 2005) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid on the Original Preferred Stock or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods the Board of Directors shall have declared such dividends or there shall be funds of the Corporation legally available for the payment of such dividends) and shall accumulate on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of days elapsed over a 360-day year consisting of twelve
30-day months. Accumulated unpaid dividends accrue and cumulate dividends at the annual rate of 4.50% and are payable in the manner provided in this Section 3.
     (b) If (i) by March 5, 2005, the Shelf Registration Statement has not been amended to cover resales of the Preferred Stock and declared effective by the Commission, (ii) after the Shelf Registration Statement has been declared effective the Corporation fails to file a post-effective amendment, prospectus supplement, amendment or supplement to any document incorporated by reference into such prospectus or document if required by applicable law with the SEC within five business days after a Holder provides the Corporation with certain required information, if such filing is necessary to enable the Holder to deliver the prospectus to purchasers of such Holder’s Transfer Restricted Securities, (iii) the Shelf Registration Statement ceases to be effective or fails to be usable without being succeeded within 30 days by a post-effective amendment or an additional registration statement filed and declared effective (other than as permitted in (ii) above) pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable, and (iv) the aggregate duration of any suspension periods in any period exceeds certain limits described in the Registration Rights Agreement (each such event referred to in clauses (i), (ii), (iii) and (iv) a “Registration Default”), additional dividends shall accumulate on the Preferred Stock, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, at the rate of 0.25% per year for the first 90 days following such date and at a rate of 0.50% per year thereafter (“Additional Dividends”). With respect to shares of Common Stock issued upon conversion of the Preferred Stock, Additional Dividends will accumulate on the then applicable conversion price from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, at the rate of 0.25% per year for the first 90 days following such date and at a rate of 0.50% per year thereafter. Except as mentioned above, the Corporation will have no other liabilities for

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monetary damages with respect to its registration obligations. The receipt of Additional Dividends will be the sole monetary remedy available to a Holder if the Corporation fails to meet these obligations.
     (c) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend upon all outstanding shares of Preferred Stock.
     (d) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless full Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.
     (e) Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends and Additional Dividends (if any).
     (f) The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Corporation’s default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date; provided, however, that no such payment need be made if (1) the Corporation has specified a Mandatory Conversion Date that is after a Dividend Record Date and on or prior to the immediately following Dividend Payment Date or (2) any accumulated and unpaid dividends exist at the time of conversion with respect to such shares of Preferred Stock to the extent of such accumulated and unpaid dividends. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above with respect to a voluntary conversion pursuant to Section 7, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.
     (g) In any case where any Dividend Payment Date or Conversion Date (including upon the occurrence of a Fundamental Change) of any Preferred Stock shall not be a Business Day, at any place of payment, then payment of dividends (and Additional Dividends, if any) need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the dividend payment date or Conversion Date (including upon the occurrence of a Fundamental Change); and no dividends shall accumulate on the amount so payable for the period from and after such Dividend Payment Date or Conversion Date, as the case may be, to such Business Day.

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     (h) The Paying Agent shall return to the Corporation upon written request any money or property held by it for the payment of any amount with respect to the Preferred Stock that remains unclaimed for two years, provided, however, that the Paying Agent, before being required to make any such return, shall at the expense of the Corporation cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Corporation. After return to the Corporation, Holders entitled to the money or property must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another Person.
     4. Fundamental Change.
     (a) Purchase at the Option of the Holder Upon a Fundamental Change. Each Holder shall have the right, at such Holder’s option, to require the Corporation to purchase any or all of such Holder’s Preferred Stock for cash or a check on the date that is no earlier than 60 days nor later than 90 days after the date of the Corporation Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 4(h) (the “Fundamental Change Purchase Date”). The Preferred Stock shall be repurchased in integral multiples of $50.00 (representing the Liquidation Preference). The Corporation shall purchase such Preferred Stock at a price (the “Fundamental Change Purchase Price”) equal to 100% of the Liquidation Price of the number of shares of Preferred Stock to be purchased plus accumulated and unpaid dividends, including Additional Dividends, if any, to the Fundamental Change Purchase Date.
     (b) Notice of Fundamental Change. The Corporation, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent, in the name of and at the expense of the Corporation, shall mail to all Holders a Corporation Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 4(e) hereof, on or before the 30th day after the occurrence of such Fundamental Change.
     (c) Exercise of Option. For Preferred Stock to be so purchased at the option of the Holder, the Paying Agent must receive at its office in Jackson, Michigan, or any other offices of the Paying Agent maintained for such purposes, such shares of Preferred Stock duly endorsed for transfer, together with a written notice of purchase in the form attached hereto as Exhibit A (a “Fundamental Change Purchase Notice”) duly completed, on or before the 30th day prior to the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:
(i)	if certificated, the certificate numbers of the shares of Preferred Stock which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depository procedures;

(ii)	the number of shares of Preferred Stock which the Holder shall deliver to be purchased, which portion must be $50.00 or an integral multiple thereof; and

(iii)	that such Preferred Stock shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Preferred Stock and in this Certificate of Designation.
     (d) Procedures. The Corporation shall purchase from a Holder, pursuant to this Section 4, shares of Preferred Stock or multiples of $50.00 if so requested by such Holder.
     Any purchase by the Corporation contemplated pursuant to the provisions of this Section 4 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Preferred Stock.

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     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 4(c) hereof shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4(f) hereof.
     The Paying Agent shall promptly notify the Corporation of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
     On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Corporation shall deposit with the Paying Agent (or if the Corporation or an Affiliate of the Corporation is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Preferred Stock to be purchased pursuant to this Section 4. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Preferred Stock shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Preferred Stock. If the Paying Agent holds, in accordance with the terms of this Certificate of Designation, money sufficient to pay the Fundamental Change Purchase Price of such Preferred Stock on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Preferred Stock shall cease to be outstanding and dividends (including Additional Dividends, if any) on such Preferred Stock shall cease to accumulate, whether or not book-entry transfer of such Preferred Stock is made or such Preferred Stock is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Preferred Stock). Nothing herein shall preclude any withholding tax required by law.
     The Corporation shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price. If the Corporation or an Affiliate of the Corporation acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.
     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Preferred Stock pursuant to a Fundamental Change shall be determined by the Corporation, whose determination shall be final and binding.
     (e) Notice of Fundamental Change. The Corporation shall send notices (each, a “Corporation Notice”) to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and delivered to the Paying Agent on or before the 30th day after the occurrence of the Fundamental Change (“Corporation Notice Date”). Each Corporation Notice shall include a form of Fundamental Change Purchase Notice to be completed by a Holder and shall state:
(i)	the applicable Fundamental Change Purchase Price, excluding accumulated and unpaid dividends, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of dividends (including Additional Dividends, if any), if any, that will be payable with respect to the Preferred Stock on the applicable Fundamental Change Purchase Date;

(ii)	the events causing the Fundamental Change and the date of the Fundamental Change;

(iii)	the Fundamental Change Purchase Date;

(iv)	the last date on which a Holder may exercise its purchase right;

(v)	the name and address of the Paying Agent and the Conversion Agent;

(vi)	that the Preferred Stock must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

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(vii)	that the Preferred Stock as to which a Fundamental Change Purchase Notice has been given may be converted only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designation;

(viii)	that the Fundamental Change Purchase Price for any of the Preferred Stock as to which a Fundamental Change Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Preferred Stock;

(ix)	the procedures the Holder must follow under this Section 4;

(x)	briefly, the conversion rights of the Preferred Stock;

(xi)	that, unless the Corporation defaults in making payment of such Fundamental Change Purchase Price on the Preferred Stock covered by any Fundamental Change Purchase Notice, dividends (including Additional Dividends, if any) will cease to accumulate on and after the Fundamental Change Purchase Date;

(xii)	the CUSIP or ISIN number of the Preferred Stock; and

(xiii)	the procedures for withdrawing a Fundamental Change Purchase Notice.
     In connection with providing such Corporation Notice, the Corporation will issue a press release and publish a notice containing the information in such Corporation Notice in a newspaper of general circulation in The City of New York or publish such information on the Corporation’s then existing Web site or through such other public medium as the Corporation may use at the time.
     At the Corporation’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Corporation’s expense, the Paying Agent shall give the Corporation Notice in the Corporation’s name; provided, however, that, in all cases, the text of the Corporation Notice shall be prepared by the Corporation.
     (f) Effect of Fundamental Change Purchase Notice. Upon receipt by the Corporation of the Fundamental Change Purchase Notice specified in this Section 4, the Holder of the Preferred Stock in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in this Section 4(f)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Preferred Stock. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Preferred Stock (provided the conditions in this Section 4 have been satisfied) and (y) the time of delivery or book-entry transfer of such Preferred Stock to the Paying Agent by the Holder thereof in the manner required by this Section 4. Preferred Stock in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in this Section 4(f). Payment of the Fundamental Change Purchase Price for shares of Preferred Stock in registered, certificated form (“Certificated Preferred Stock”) for which a Fundamental Change Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Certificated Preferred Stock (together with necessary endorsements) to the Paying Agent at its office in Jackson, Michigan, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Fundamental Change Purchase Date) after the delivery of such Fundamental Change Purchase Notice. Payment of the Fundamental Change Purchase Price for such Certificated Preferred Stock will be made promptly following the later of the Fundamental Change Purchase Date or the time of delivery of such Certificated Preferred Stock.
     If the Paying Agent holds, in accordance with the terms of this Certificate of Designation, money sufficient to pay the Fundamental Change Purchase Price of shares of Preferred Stock on the Business Day following the Fundamental Change Purchase Date for such Preferred Stock, then, on and after such date, dividends on such

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Preferred Stock will cease to accumulate, whether or not such Preferred Stock is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Preferred Stock).
     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Fundamental Change Purchase Date to which it relates specifying:
(i)	if certificated, the certificate number of Preferred Stock in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depository procedures;

(ii)	the number of shares of Preferred Stock with respect to which such notice of withdrawal is being submitted; and

(iii)	the number of shares of Preferred Stock, if any, which remains subject to the original Fundamental Change Purchase Notice and which have been or shall be delivered for purchase by the Corporation.
     (g) Preferred Stock Purchased in Part. Any shares of Preferred Stock that are to be purchased only in part shall be surrendered (in physical or book-entry form) at the office of the Paying Agent (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the Holder of such Preferred Stock, without service charge, new shares of Preferred Stock, as requested by such Holder in an amount equal to, and in exchange for, the portion of the Liquidation Preference of the Preferred Stock so surrendered which is not purchased.
     (h) Covenant to Comply with Securities Laws Upon Purchase of the Preferred Stock. In connection with any offer to purchase Preferred Stock under this Section 4, the Corporation shall, to the extent applicable: (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this Section 4 hereof to be exercised in the time and in the manner specified in this Section 4.
     (i) Repayment to the Corporation. The Paying Agent shall return to the Corporation any cash or property that remains unclaimed as provided in the Preferred Stock, together with interest that the Paying Agent has agreed to pay, if any, held by it for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Corporation pursuant to this Section 4 exceeds the aggregate Fundamental Change Purchase Price of the Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Fundamental Change Purchase Date, then promptly on and after the Business Day following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Corporation together with interest that the Paying Agent has agreed to pay, if any.
     (j) Officers’ Certificate. At least five Business Days before the Corporation Notice Date, the Corporation shall deliver an Officers’ Certificate to the Paying Agent (provided, that, at the Corporation’s option, the matters to be addressed in such Officers’ Certificate may be divided among two such certificates) specifying:
(i)	the manner of payment selected by the Corporation; and

(ii)	whether the Corporation desires the Paying Agent to give the Corporation Notice required by Section 4(e) hereof.
     5. Voting.
     (a) The shares of Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Michigan law from time to time:

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(i)	If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable (the “Voting Rights Class”), will be entitled at the next regular or special meeting of shareholders of the Corporation to elect two additional directors of the Corporation, unless the Board of Directors is comprised of fewer than six directors at such time, in which case the Voting Rights Class shall be entitled to elect one additional director. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii)	Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

(iii)	At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the Corporation may call, and, upon written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of shareholders, in which such case the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of shareholders.

(iv)	At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy shall be sufficient to elect any such director.

(v)	Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of shareholders (unless such term has previously terminated pursuant to Section 5(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or, if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of shareholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

(vi)	So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of all of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (ii) amend the Articles of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

(vii)	In exercising the voting rights set forth in this Section 5(a), each share of Preferred Stock shall be entitled to one vote.

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     (b) The Corporation may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of Preferred Stock, and in taking such actions the Corporation shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.
     6. Liquidation Rights.
     (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary of involuntary, each holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders the Liquidation Preference plus Accumulated Dividends and Additional Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.
     (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.
     (c) After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
     (d) In the event the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding- up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.
     7. Conversion.
     (a) Conversion Rights. A Holder may convert Preferred Stock into cash and shares of Common Stock during the periods and upon satisfaction of at least one of the conditions set forth below:
(i)	in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

(ii)	during the five Business Days immediately following any ten consecutive Trading Day period in which the Trading Price per Liquidation Preference of Preferred Stock (as determined following a request by a Holder of Preferred Stock in accordance with the procedures described herein) for each day of that period was less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate (the “Trading Exception”); provided, however, that a Holder may not convert its Preferred Stock if the average closing sale price of Common Stock for such ten consecutive Trading Day period is between the then current Conversion Price and 120% of the then applicable Conversion Price; in connection with any conversion upon satisfaction of such Trading Price condition, the Conversion Agent shall have no obligation to determine the Trading Price unless the Corporation has requested such determination; and the Corporation shall have no obligation to make such request unless the Holder provides reasonable evidence that the Trading Price would be less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate; at which time, the Corporation shall instruct the Conversion Agent to determine the Trading Price beginning on the next

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Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate;

(iii)	the Corporation becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Preferred Stock for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date (the “Effective Date”) of such transaction; or

(iv)	the Corporation elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Corporation, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Corporation must notify the Holders at least 20 Business Days immediately prior to the ex-dividend date for such distribution. Once the Corporation has given such notice, Holders may surrender their Preferred Stock for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Corporation’s announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term “ex dividend date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.
     The initial Conversion Rate is 5.0541 shares of Common Stock per share of Preferred Stock, subject to adjustment in certain events as described herein. The Corporation shall deliver cash or a check in lieu of any fractional share of Common Stock. A Holder may convert fewer than all of its Preferred Stock so long as the Preferred Stock converted is an integral multiple of the Liquidation Preference.
     Holders of Preferred Stock at the close of business on a Dividend Record Date will receive payment of dividends, payable on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Stock at any time after the close of business on such Dividend Record Date. Preferred Stock surrendered for conversion by a Holder during the period from the close of business on any Dividend Record Date to the opening of business on the immediately following Dividend Payment Date must be accompanied by payment of an amount equal to the dividend that the Holder is to receive on such Preferred Stock; provided, however, that no such payment need be made if (1) the Corporation has specified a Mandatory Conversion Date that is after a Dividend Record Date and on or prior to the immediately following Dividend Payment Date or (2) any accumulated and unpaid dividends exist at the time of conversion with respect to such shares of Preferred Stock to the extent of such accumulated and unpaid dividends.
     To convert Preferred Stock a Holder must (i) complete and manually sign the irrevocable conversion notice in the form attached hereto as Exhibit B (a “Conversion Notice”) (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at its office in Jackson, Michigan or any other offices of the Conversion Agent maintained by the Conversion Agent for such purpose, (ii) surrender the shares of Preferred Stock to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent or the Corporation and (iv) pay any transfer or similar tax, if required.
     (b) Conversion Procedures. To convert Preferred Stock, a Holder must satisfy the requirements in this Section 7 and in the Preferred Stock. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”). Subject to the procedures set forth in Section 7(f) hereof, as soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Corporation shall deliver the Conversion Value in cash and deliver the Common Stock by either of the following methods: (i) update the global security representing the shares of Common Stock to record the Holder’s interest in the Common Stock,

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or (ii) deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares representing Net Shares, if any, together with, in either case, cash or a check in lieu of any fractional share determined pursuant to Section 7(c) hereof. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of Preferred Stock on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such shares of Preferred Stock shall have been surrendered for conversion, as if the stock transfer books of the Corporation had not been closed. Upon conversion of Preferred Stock, such Person shall no longer be a Holder of such Preferred Stock.
     No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 7(f) hereof or as otherwise provided in this Certificate of Designation.
     On conversion of Preferred Stock, delivery of the Principal Return, the Net Shares and the cash or check payment, if any, in lieu of fractional shares will be deemed to satisfy the Corporation’s obligation to pay the Liquidation Preference of the converted Preferred Stock, including Accumulated Dividends, if any. Accumulated Dividends with respect to the converted Preferred Stock will be deemed canceled, extinguished or forfeited, rather than paid in full to the Holder thereof.
     Upon surrender of Preferred Stock that is converted in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the Holder, new shares of Preferred Stock in a number equal to the unconverted portion of the shares of Preferred Stock surrendered.
     If the last day on which Preferred Stock may be converted is a legal holiday in a place where a Conversion Agent is located, the Preferred Stock may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.
     (c) Cash or Check Payments in Lieu of Fractional Shares. The Corporation shall not issue a fractional share of Common Stock upon conversion of Preferred Stock. Instead the Corporation shall deliver cash (or Corporation’s check) for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.
     (d) Taxes on Conversion. If a Holder converts Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.
     (e) Covenants of the Corporation. The Corporation shall, prior to issuance of any Preferred Stock hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Preferred Stock.
     All shares of Common Stock delivered upon conversion of the Preferred Stock shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

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     The Corporation shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Preferred Stock, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
     (f) Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:
(i)	In case the Corporation shall: (A) pay a dividend, or make a distribution, exclusively in shares of its capital stock, on the Common Stock; (B) subdivide its outstanding Common Stock into a greater number of shares; (C) combine its outstanding Common Stock into a smaller number of shares; or (D) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 7(f) as described below, shall be adjusted so that the Holder of any Preferred Stock thereafter surrendered for conversion shall be entitled to receive the cash and number of shares of Common Stock of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Preferred Stock been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 7(f) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Corporation’s Common Stock. If any dividend or distribution of the type described in clause (A) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(ii)	In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (B) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

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(iii)	In case the Corporation shall, by dividend or otherwise, distribute to all holders of Common Stock any assets, debt securities or rights or warrants to purchase any of its securities (excluding (a) any dividend, distribution or issuance covered by those referred to in Section 7(f)(i) or Section 7(f)(ii) hereof and (b) any dividend or distribution paid exclusively in cash) (any of the foregoing hereinafter in this Section 7(f)(iii) called the “Distributed Assets or Securities”) in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 7(f)(iii) has been made, exceeds 15% of the Market Price on the Trading Day immediately preceding the declaration of such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution less (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex-dividend date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that, if (a) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution or (b) the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such Preferred Stock immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the applicable Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

(iv)	In case the Corporation shall declare a cash dividend or cash distribution to all or substantially all of the holders of Common Stock, the Conversion Rate shall be increased so that the applicable Conversion Rate shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the record date for such dividend or distribution by a fraction,
(A) the numerator of which shall be the average of the Last Reported Sale Price of Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the “Pre-Dividend Sale Price”), and
(B) the denominator of which shall be the Pre-Dividend Sale Price, minus the full amount of such cash dividend or cash distribution applicable to one share of Common Stock (the “Dividend Adjustment Amount”), with such adjustment to become effective immediately after the record date for such dividend or distribution; provided that if the denominator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such

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Holder converted its Preferred Stock solely into Common Stock at the then applicable Conversion Rate immediately prior to the record date for such cash dividend or cash distribution. If such cash dividend or cash distribution is not so paid or made, the applicable Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)	In the case the Corporation shall make (a) any distributions, by dividend or otherwise, during any quarterly fiscal periods consisting exclusively of cash to all holders of outstanding shares of Common Stock in an aggregate amount that, together with (b) other all-cash or all-check distributions made to all holders of outstanding shares of Common Stock during such quarterly fiscal period, and (c) any cash and the Fair Market Value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) of consideration payable in respect of any tender or exchange offer by the Corporation or any of the Corporation’s Subsidiaries for all or any portion of shares of Common Stock concluded during such quarterly fiscal period, exceed the product of $0 multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, then, and in each such case, the Conversion Rate shall be increased in accordance with the provisions of clause (iv) above.

(vi)	If a Holder elects to convert Preferred Stock in connection with a corporate transaction that occurs on or prior to December 5, 2008 that constitutes a Fundamental Change (other than as described in clause (iv) of the definition of Fundamental Change) and 10% or more of the Fair Market Value of the consideration for the Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value) in the corporate transaction consists of (A) cash, (B) other property or (C) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, then the Conversion Rate for the Preferred Stock surrendered for conversion by such Holder shall be adjusted so that such Holder will be entitled to receive cash and shares of Common Stock equal to the sum of (1) the Conversion Value and (2) the number of additional shares of Common Stock (the “Additional Shares”) determined in the manner set forth below, subject in each case to the Corporation’s payment elections as described in Section 7 hereof. For the avoidance of doubt, the adjustment provided for in this Section 7(f)(vi) shall only be made with respect to the Preferred Stock being converted in connection with such Fundamental Change and shall not be effective as to any Preferred Stock not so converted.

The number of Additional Shares will be determined by reference to the table below, based on the date on which such corporate transaction becomes effective (the “Effective Date”) and the Share Price; provided that if the Share Price is between two Share Price amounts in the table below or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year.

The Share Prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the applicable Conversion Rate of the Preferred Stock is adjusted pursuant to this Section 7(f). The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

The following table sets forth the hypothetical Share Price and number of Additional Shares to be received per Liquidation Preference of the Preferred Stock:

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	Share Price
Effective Date	$7.81	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00

November 9, 2004	1.52	1.52	1.42	1.20	1.02	0.88	0.79	0.70	0.63	0.39	0.27	0.20	0.15	0.12	0.00

December 5, 2005	1.52	1.52	1.33	1.11	0.93	0.79	0.71	0.61	0.55	0.33	0.23	0.17	0.13	0.10	0.00

December 5, 2006	1.52	1.52	1.23	1.00	0.82	0.89	0.62	0.52	0.47	0.27	0.18	0.13	0.10	0.08	0.00

December 5, 2007	1.52	1.43	1.12	0.89	0.70	0.57	0.50	0.41	0.34	0.19	0.12	0.09	0.07	0.05	0.00

December 5, 2008	1.52	1.36	1.03	0.77	0.57	0.43	0.37	0.27	0.20	0.10	0.06	0.05	0.04	0.03	0.00
The Share Prices and Additional Share amounts set forth above are based upon an initial Conversion Rate per share of 5.0541 per Liquidation Preference of the Preferred Stock.

If the Share Price is equal to or in excess of $50.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

If the Share Price is less than $7.61 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

Notwithstanding the foregoing, any adjustment to the applicable Conversion Rate relating to the issuance of Additional Shares as described in this Section 7(f)(vi) will not exceed the Maximum Conversion Rate.

(vii)	Notwithstanding the foregoing, in the case of a Public Acquirer Change of Control, the Corporation may, in lieu of increasing the applicable Conversion Rate by Additional Shares as described in Section 7(f)(vii) hereof, elect to adjust the applicable Conversion Rate and the related conversion obligation such that upon conversion the Issuer will deliver cash and a number of shares of Public Acquirer Common Stock such that by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change of Control shall be adjusted by a fraction:
(A) the numerator of which will be the average of the Last Reported Sale Price of the Common Stock for the five consecutive trading days prior to but excluding the effective date of such Public Acquirer Change of Control; and
(B) the denominator of which will be the average of the Last Reported Sale Price of the Public Acquirer Common Stock for the five consecutive trading days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.
A “Public Acquirer Change of Control” means any event described in Section 7(f)(vi) hereof that would otherwise obligate the Corporation to increase the Conversion Rate as described in Section 7(f)(vi) hereof and the acquirer (or any entity of which the acquirer is a directly or indirectly wholly-owned Subsidiary and such entity provides a guarantee to the Preferred Stock) has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such event (the “Public Acquirer Common Stock”).
After the adjustment of the applicable Conversion Rate in connection with a Public Acquirer Change of Control, the applicable Conversion Rate will be subject to further similar adjustments in the event that any of the events described in this Section 7(f) occur thereafter.
The Corporation is required to notify Holders of its election in writing of such transaction, which notice shall be made five Business Days prior to the effective date of such Public Acquirer Change of Control. In addition, the Holder can also, subject to certain conditions, require the Corporation to repurchase all or a portion of its Preferred Stock as described under Section 4.
(viii)	With respect to Section 7(f)(iii) hereof, in the event that the Corporation makes any distribution to all holders of Common Stock consisting of Equity Interests in a Subsidiary or other business unit of the

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Corporation, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be (x) the Spin-off Market Price per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Corporation on such record date and (B) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Corporation.

(ix)	Upon conversion of the Preferred Stock, the Holders shall receive, in addition to the cash and Common Stock issuable upon such conversion, the rights issued under any future shareholder rights plan the Corporation implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with such rights plan. If, and only if, the Holders of Preferred Stock receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Preferred Stock, then no other adjustment pursuant to this Section 7(f) shall be made in connection with such shareholder rights plans.

(x)	For purposes of this Section 7(f), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(xi)	Notwithstanding the foregoing, in no event shall the Conversion Rate exceed the maximum conversion rate specified under this Section 7(f)(xi) (the “Maximum Conversion Rate”) as a result of an adjustment pursuant to Sections 7(f)(iii), 7(f)(iv) or 7(f)(vi) hereof. The Maximum Conversion Rate shall initially be 6.5703 and shall be appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock. The Maximum Conversion Rate shall not apply to any adjustments made pursuant to any of the events in Section 7(f)(i) or Section 7(f)(ii) hereof.
     (g) Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this Section 7, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 4 and Section 7(f) hereof and this Section 7(g) shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.
(h)	When No Adjustment Required. No adjustment to the Conversion Rate need be made:

(i)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(iii)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Certificate of Designation;

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(iv)	for a change in the par value or no par value of the Common Stock;

(v)	for accumulated and unpaid dividends (including Additional Dividends, if any); or

(vi)	if Holders are to participate in a merger or consolidation on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction; provided that the basis on which the Holders are to participate in the transaction shall not be deemed to be fair if it would require the conversion of securities at any time prior to the expiration of the conversion period specified for such securities.
     To the extent the Preferred Stock becomes convertible into cash, assets or property (other than capital stock of the Corporation or securities to which Section 7(l) hereof applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accumulate on such cash.
     (i) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to Holders a notice of the adjustment. The Corporation shall file with the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. No Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
     (j) Voluntary Increase. The Corporation may make such increases in the Conversion Rate, in addition to those required by Section 7(f) hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount, temporarily or otherwise, for any period of at least 20 days if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Corporation shall mail to Holders and file with the Conversion Agent a notice of such increase. The Conversion Agent shall not be under any duty or responsibility with respect to any such notice except to exhibit the same to any holder desiring inspection thereof. The Corporation shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.
     (k) Notice to Holders Prior to Certain Actions. In case:
(i)	the Corporation shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7(f) hereof;

(ii)	the Corporation shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(iii)	of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

(iv)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, the Corporation shall cause to be filed with the Conversion Agent and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend,

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distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     (l) Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely; (i) any reclassification or change of outstanding  shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger, combination or binding share exchange of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing Person, as the case may be, shall cause an amendment to this Certificate of Designation to be executed and filed in accordance with Michigan law, providing that each share of Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such amended Certificate of Designation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7(l).
     The Corporation shall cause notice of the execution of such amended Certificate of Designation to be mailed to each Holder, at its address appearing on the Security Register, within 20 days after filing thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 7(l) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.
     If this Section 7(l) applies to any event or occurrence, Section 7(f) hereof shall not apply.
     (m) Conversion Value of Preferred Stock Tendered.
(i)	Subject to certain exceptions described in Sections 7(a)(ii), 7(a)(iii) and 7(a)(iv), Holders tendering the Preferred Stock for conversion shall be entitled to receive, upon conversion of such Preferred Stock, per the Liquidation Preference, cash and shares of Common Stock, the value of which (the “Conversion Value”) shall be equal to the product of:
(A) the then applicable Conversion Rate; and
(B) the average of the Common Stock prices for the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits, stock dividends and similar events) beginning on the second Trading Day immediately following the day the Preferred Stock is tendered for conversion (the ‘Ten Day Average Closing Stock Price”).
(ii)	Subject to certain exceptions described below and under Sections 7(a)(ii), 7(a)(iii) and 7(a)(iv), the Corporation shall deliver the Conversion Value to converting Holders as follows;

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(A) an amount in cash (the “Principal Return”) equal to the lesser of (1) the Conversion Value of the Preferred Stock to be converted and (2) the aggregate Liquidation Preference per share of Preferred Stock to be converted;
(B) if the aggregate Conversion Value of the Preferred Stock to be converted is greater than the Principal Return, an amount in whole shares (the “Net Shares”), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the “Net Share Amount”); and
(C) an amount paid in cash, determined as set forth below, in lieu of any fractional shares of Common Stock.
     The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Ten Day Average Closing Stock Price. Holders of Preferred Stock will not receive fractional shares upon conversion of Preferred Stock. In lieu of fractional shares. Holders will receive cash for the value of the fractional shares, which cash payment shall be based on the Ten Day Average Closing Stock Price.
     The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Corporation at the end of the ten consecutive Trading Day period beginning on the second Trading Day immediately following the day the Preferred Stock are tendered for conversion (the “Determination Date”).
     The Corporation shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Determination Date, but in no event later than five Business Days thereafter. Except as provided in Section 7, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Corporation’s obligation to pay the Liquidation Preference, including Additional Dividends, if any. Any accumulated and unpaid dividends, including Additional Dividends, shall be deemed canceled, extinguished or forfeited rather than paid in full.
     (n) Responsibility of Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any amended Certificate of Designation provided to be employed, in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Preferred Stock and the Conversion Agent makes no representations with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Preferred Stock for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 7(n). Without limiting the generality of the foregoing, the Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any amended Certificate of Designation entered into pursuant to this Section 7 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Preferred Stock after any event referred to in this Section 7 or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Corporation shall be obligated to file with the Conversion Agent prior to the execution of any such amended Certificate of Designation) with respect thereto.
     (o) Simultaneous Adjustments. In the event that Section 7(f) hereof requires adjustments to the Conversion Rate under more than one of Section 7(f)(i), Section 7(f)(ii), Section 7(f)(iii) or Section 7(f)(iv) hereof, and the Dividend Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7(f)(iii) hereof, second, the provisions of Section 7(f)(i) hereof and third, the provisions of Section 7(f)(ii) hereof; provided, however, that nothing in this Section 7(o) shall be done to evade the principle set forth in Section 7(f)(x) hereof that the

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Maximum Conversion Rate shall not apply to any adjustments made with respect to any of the events in Section 7(f)(i) or Section 7(f)(ii) hereof.
     (p) Successive Adjustments. After an adjustment to the Conversion Rate under Section 7(f) hereof, any subsequent event requiring an adjustment under Section 7(f) shall cause an adjustment to the Conversion Rate as so adjusted.
     (q) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 7, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Section 7 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (r) Corporation Determination Final. Any determination which the Board of Directors must make pursuant to this Section 7 shall be conclusive and binding on the Holders.
     8. Mandatory Conversion.
     (a) At any time on or after December 5, 2008, the Corporation shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into cash and shares of Common Stock equal to the Conversion Value and in accordance with the provisions of Section 7 hereof. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the Last Reported Sale Price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation), including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Corporation’s issuance of a press release announcing the mandatory conversion as described in Section 8(b).
     (b) To exercise the mandatory conversion right described in Section 8(a), the Corporation must issue a press release for publication on the Dow Jones News Service prior to the opening of business on the first trading day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no more than five days after the date on which the Corporation issues the press release described in this Section 8(b).
     (c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the Conversion Value, including the Principal Return, the Net Shares and the cash in lieu of fractional shares to be delivered upon conversion of the Preferred Stock; (iii) the number of shares of Preferred Stock to be converted; and (iv) that dividends on the Preferred Stock to be converted will cease to accumulate on the Mandatory Conversion Date.
     (d) On and after the Mandatory Conversion Date, dividends will cease to accumulate on the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Preferred Stock will terminate except for the right to receive the cash and whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(c). The dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of

25

Preferred Stock for Accumulated Dividends or for dividends with respect to the Common Stock issued upon such conversion.
     (e) The Corporation may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the mandatory conversion notice, all Accumulated Dividends on the Preferred Stock for periods ended prior to the date of such mandatory conversion notice shall have been paid in cash.
     (f) In addition to the mandatory conversion right described in Section 8(a), if there are less than 250,000 shares of Preferred Stock outstanding, the Corporation shall have the right, at any time on or after December 5, 2008, at its option, to cause the Preferred Stock to be automatically converted into cash and shares of Common Stock equal to the Conversion Value and in accordance with the provisions of Section 7 hereof.
     9. Consolidation, Merger and Sale of Assets.
     (a) The Corporation, without the consent of the Holders of any of the outstanding Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that: (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, designations, preferences and relative, participating, optional or other rights on which, and the qualification, limitations or restrictions thereon, the Preferred Stock had immediately prior to such transaction; and (iii) the Corporation delivers to the Transfer Agent an Officers’ Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation (including without limitation the requirements of
Section 7(l).
     (b) Upon any consolidation by the Corporation with, or merger by the Corporation into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 9(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of Preferred Stock, and, thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Preferred Stock.
     10. SEC Reports.
     Whether or not the Corporation is required to file reports with the Commission, if any shares of Preferred Stock are outstanding, the Corporation shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act. The Corporation shall supply each holder of Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.
     11. Certificates.
     (a) Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in Exhibit C are part of the terms of this Certificate of Designation.

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(i)	Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit C hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with DTC (or with such custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not “restricted securities” as defined in Rule 144 under the Securities Act on a Conversion Date, all shares of Common Stock distributed on such Conversion Date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

(ii)	Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(iii)	Certificated Preferred Stock. Except as provided in Section 11(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive Certificated Preferred Stock.

(b)	Execution and Authentication. Two Officers shall sign the Preferred Stock certificate for the Corporation by manual or facsimile signature.
     If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.
     A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent and the Security Registrar manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designation.
     The Transfer Agent shall authenticate and deliver certificates for 4,910,000 shares of Preferred Stock for original issue upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated.
     The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in

27

this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.
     (c) Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.
(i)	Restrictions on Transfer and Exchange of Global Preferred Stock.
(A)	Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in Section 11(c)(ii)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(B)	In the event that the Global Preferred Stock is exchanged for Preferred Stock in definitive registered form pursuant to Section 11(c)(ii) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Corporation.

(C)	The Preferred Stock, and any shares of Common Stock distributed pursuant to the conversion of the Preferred Stock, may not be sold until December 5, 2005, except (a) pursuant to registration under the Securities Act, (b) in accordance with Rule 144 (if available) or Rule 144A under the Securities Act (if available) or (c) in offshore transactions in reliance on Regulation S, and will bear a legend to this effect.
(ii)	Authentication of Certificated Preferred Stock. If at any time:
(A)	DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Corporation within 90 days after delivery of such notice;

(B)	DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Corporation within 90 days; or

(C)	the Corporation, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Certificate of Designation,

then the Corporation will execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Corporation, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.
(iii)	Cancellation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the

28

number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(iv)	Obligations with Respect to Transfers and Exchanges of Preferred Stock.
(A)	To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this Section 11(c).

(B)	All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designation as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

(C)	Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(D)	No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

(E)	Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by a Global Preferred Stock certificate) or of certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Corporation if it so requests):
     (1) in the case of any Certificated Preferred Stock or certificated Common Stock, the Corporation and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock or certificated Common Stock for Certificated Preferred Stock or certificated Common Stock, as the case may be, that does not bear the restrictive legend set forth on Exhibit C and rescind any restriction on the transfer of such Preferred Stock or Common Stock issuable in respect of the conversion of the Preferred Stock; and
     (2) in the case of any Global Preferred Stock, such Preferred Stock shall not be required to bear the restrictive legend set forth on Exhibit C; provided, however, that with respect to any request for an exchange of Preferred Stock that is represented by Global Preferred Stock for Certificated Preferred Stock that does not bear a restrictive as set forth on Exhibit C in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel if the Corporation so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit D hereto).
(v)	No Obligation of the Transfer Agent.
(A)	The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in, DTC or any other Person with respect to the

29

accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(B)	The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Corporation and the Transfer Agent may charge the Holder for their expenses in replacing a Preferred Stock certificate.
     12. Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.
     13. Other Provisions.
     (a) With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.
     (b) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Michigan law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.
     (c) The shares of Preferred Stock shall be issuable only in whole shares.
     (d) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

30

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested this 15th day of December, 2004.

CMS ENERGY CORPORATION
By:	/s/ Michael D. VanHemert
	Name:	Michael D. VanHemert
	Title:	Vice President and Secretary

Attest:	/s/ Joyce H. Norkey
Joyce H. Norkey

31

EXHIBIT A
FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To: CMS Energy Corporation
     The undersigned registered holder of shares of Preferred Stock hereby acknowledges receipt of a notice from CMS Energy Corporation (the “Corporation”) as to the occurrence of a Fundamental Change with respect to the Corporation and requests and instructs the Corporation to repurchase the shares of Preferred Stock ($50.00 liquidation preference or an integral multiple thereof) designated below, in accordance with the terms of the Certificate of Designation referred to in such Preferred Stock and directs that the check of the Corporation, in payment for these shares of Preferred Stock, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of these shares of Preferred Stock are not repurchased and are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if cash and shares of Preferred Stock are to be delivered other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of Preferred Stock if to be issued other than to and in the name of registered holder:

(Name)	Number of shares of Preferred Stock to be purchased (if less than all are to be purchased):

(Street Address)

(City, state and zip code) Please print name and address	Certificate Number (if shares of Preferred Stock are Certificated):

Social Security or other taxpayer number:

32

EXHIBIT B
FORM OF CONVERSION NOTICE
To: CMS Energy Corporation
     The undersigned registered holder of these shares of Preferred Stock hereby exercises the option to convert these shares of Preferred Stock, or portion hereof (which is $50.00 liquidation preference or an integral multiple thereof) designated below, for cash and shares of Common Stock of CMS Energy Corporation in accordance with the terms of the Certificate of Designation referred to in the Preferred Stock, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any shares of Preferred Stock representing any unconverted shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     This notice shall be deemed to be an irrevocable exercise of the option to convert these shares of Preferred Stock.

Dated:	Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if cash and shares of Common Stock are to be issued, or shares of Preferred Stock to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be delivered, and shares of Preferred Stock if to be issued other than to and in the name of registered holder:

(Name)	Number of shares of Preferred Stock to be converted (if less than all):

(Street Address)

(City, state and zip code) Please print name and address	Certificate Number (if shares of Preferred Stock are Certificated):

Social Security or other taxpayer number:

33

EXHIBIT C
FORM OF PREFERRED STOCK
FACE OF SECURITY
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNTIED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO CMS ENERGY CORPORATION OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.
     THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 5, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

34

Certificate Number	Number of Shares
[ ]	[ ]

CUSIP NO.: ___
4.50% Cumulative Convertible Preferred Stock, Series B (par value $0.01) (liquidation preference $50 per share)
of
CMS Energy Corporation
     CMS Energy Corporation, a Michigan corporation (the “Corporation”), hereby certifies that [___] (the “Holder”) is the registered owner of [ ___] fully paid and non-assessable preferred securities of the Corporation designated the 4.50% Cumulative Convertible Preferred Stock, Series B (par value $0.01) (liquidation preference $50 per share) (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated December 15, 2004, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.
     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
     Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Corporation has executed this certificate this___ day of                     , 2004.

CMS ENERGY CORPORATION
By:
Name:
Title:

By:
Name:
Title:

35

TRANSFER AGENT’S AND SECURITY REGISTRAR’S CERTIFICATE OF AUTHENTICATION
     These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designation.
     Dated:                     , 2004

CMS Energy Corporation, as Transfer Agent and Security Registrar
By:
Authorized Signatory

REVERSE OF SECURITY
     Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designation.
     The shares of Preferred Stock shall be convertible into cash and the shares of the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.
     The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:
     (Insert assignee’s social security or tax identification number)
     (Insert address and zip code of assignee)
     and irrevocably appoints                     agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock certificate)

Signature Guarantee: (1)

[1]	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for. STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

36

EXHIBIT D
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	4.50% Cumulative Convertible Preferred Stock, Series B (the “Preferred Stock”) of CMS Energy Corporation (the “Corporation”)
     This Certificate relates to___ shares of Preferred Stock held in ☐ */ book-entry or ☐ */ definitive form by                      (the “Transferor”).
     The Transferor*:
     ☐ has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the Depository cash and shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or
     ☐ has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.
     In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”) because */:
     ☐ Such Preferred Stock is being acquired for the Transferor’s own account without transfer.
     ☐ Such Preferred Stock is being transferred to the Corporation.
     ☐ Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.
     ☐ Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Corporation so requests).

* /Please check applicable box.

[NAME OF TRANSFEROR]

By:
Its:

Date:

37

Michigan Department of Labor & Economic Growth
Filing Endorsement
This is to Certify that the CERTIFICATE OF CORRECTION
for
CMS ENERGY CORPORATION
ID NUMBER: 485283
received by facsimile transmission on February 27, 2006 is hereby endorsed
Filed on February 27, 2006 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Effective Date: December 20, 2004

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 27TH day of February, 2006. , Director Bureau of Commercial Services
Sent by Facsimile Transmission 06058

BCS / CD - 518 (Rev. 12/05)
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Joyce H Norkey, Assistant Secretary, CMS Energy Corporation
Address
One Energy Plaza, EP1-420
City	State	Zip Code
Jackson, MI 49201-2276			EFFECTIVE DATE:
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.
CERTIFICATE OF CORRECTION
For use by Corporations and Limited Liability Companies
(Please read information and instruction on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:
1.	The name of the corporation or limited liability company is:

CMS Energy Corporation

2.	The identification number assigned by the Bureau is: 485–283

3.	The corporation or limited liability company is formed under the laws of the State of Michigan

4.	That a Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock, Series B (Title of Document Being Corrected) was filed by the Bureau on December 20, 2004 and that said document requires correction.

5.	Describe the inaccuracy or defect contained in the above named document:

The amount of shares issued of the 4.50% Cumulative Convertible Preferred Stock, Series B, should have been 5,000,000 shares instead of 4,910,000 shares in exchange for 5,000,000 shares, instead of 4,910,000 shares, of 4.50% Cumulative Convertible Preferred Stock. In addition, a correction needs to be made to the definition of “Fundamental Change”.

6.	The document is corrected as follows:

See Attachment.

7.	This document is hereby executed in the same manner as the Act requires the document being corrected to be executed.
Signed this 27th day of February, 2006

By	/s/ Michael D. VanHemert (Signature)	By	/s/ Joyce H. Norkey (Signature)	By	(Signature)

	Michael D. VanHemert		JOYCE H. NORKEY NOTARY PUBLIC JACKSON CO, MI MY COMMISSION EXPIRES Sep 7, 2006
	(Type or Print Name and Title)		(Type or Print Name and Title)		(Type or Print Name and Title)
Vice President, Corporate Secretary and Chief Governance Officer

ATTACHMENT TO CERTIFICATE OF CORRECTION
OF CMS ENERGY CORPORATION
(CORPORATION IDENTIFICATION NUMBER 485-283)
6. The Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock, Series B, of CMS Energy Corporation filed on December 20, 2004 is corrected as follows (corrections are in bold):

          1. Designation and Amount; Ranking.
          (a) There shall be created from the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “4.50% Cumulative Convertible Preferred Stock, Series B,” par value $0.01 per share (the “Preferred Stock”), and the number of shares of such series shall be 5,000,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding. The Preferred Stock was exchanged for 5,000,000 of then outstanding shares of 4.50% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Original Preferred Stock”), established pursuant to the Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock of CMS Energy Corporation dated December 4, 2003 pursuant to an exchange offer.
* * *

          A “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Preferred Stock...; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (1) the Last Reported Sale Price of Common Stock for any five Trading Days within the ten consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof equals or exceeds 105% of the applicable Conversion Price of the Preferred Stock in effect immediately before the Fundamental Change or the public announcement thereof (except that this clause (1) shall not apply to the events described in Section 7(f)(vi) hereof) or (2) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the Preferred Stock becomes convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).
* * *

          The Transfer Agent shall authenticate and deliver certificates for 5,000,000 shares of Preferred Stock for original issue upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated.
* * *

Michigan Department of Labor & Economic Growth
Filing Endorsement
This is to Certify that the CERT. OF CHANGE OF REG. OFF./RES. AGENT for
CMS ENERGY CORPORATION
ID NUMBER: 485283
received by facsimile transmission on October 27, 2006 is hereby endorsed
Filed on October 27, 2006 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Sent by Facsimile Transmission 06300	In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 27TH day of October, 2006. , Director Bureau of Commercial Services

BCS / CD-520 (Rev. 12/05)
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Jane M. Kramer

Address One Energy Plaza

City	State	Zip Code
Jackson	MI	49201	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and Instructions on reverse side)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:
     1. The name of the corporation or limited liability company is:
               CMS Energy Corporation

     2. The identification number assigned by the Bureau is: 485-283
     3. a. The name of the resident agent on file with the Bureau is: Michael D. VanHemert
     b. The location of the registered office on file with the Bureau is:

One Energy Plaza, EP1-420	Jackson	,	Michigan 49201—2276
(Street Address)	(City)		(Zip Code)
     c. The mailing address of the above registered office on file with the Bureau is:

One Energy Plaza, EP1-420	Jackson	,	Michigan 49201—2276
(Street Address or P.O. Box)	(City)		(Zip Code)
ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD
     4. a. The name of the resident agent is: Catherine M. Reynolds
     b. The address of the registered office is:

One Energy Plaza, EP1-420	Jackson	,	Michigan 49201—2276
(Street Address)	(City)		(Zip Code)
     c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

		,	Michigan

(Street Address or P.O. Box)	(City)			(Zip Code)
5.	The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation: 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.
6.	The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
/s/ Jane M. Kramer	Jane M. Kramer, Assistant Secretary	10-27-06

Michigan Department Of Energy, Labor & Economic Growth
Filing Endorsement
This is to Certify that the CERTIFICATE OF AMENDMENT- CORPORATION for
CMS ENERGY CORPORATION
ID NUMBER: 485283
received by facsimile transmission on May 22, 2009 is hereby endorsed

Filed on May 22, 2009 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 22ND day of May, 2009. , Director

BCS / CD-515 (Rev. 03/07)
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a
subsequent effective date within 90 days after received date is stated in the document.
Name
     CMS Energy Corporation c/o Catherine M. Reynolds
Address
     One Energy Plaza, EP12-246
City                    State                    ZIP Code
     Jackson                 MI                 49201

Ç Document will be returned to the name and address you enter above. È	EFFECTIVE DATE:
If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: CMS Energy Corporation

2.	The identification number assigned by the Bureau is: 485-283
3.	Article XII of the Articles of Incorporation is hereby amended to read as follows:
     In an uncontested election of directors, each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”); however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this provision, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. For purposes of this Article XII, (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected, and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.
     Following any uncontested election, any incumbent director who failed to receive a majority vote, shall tender his or her resignation to the Board of Directors. A recommendation on whether or not to accept such resignation offer shall be made by (i) a designated standing committee of the Board of Directors (the “Committee”), or (ii) if each member of the Committee did not receive a majority vote, then the independent directors who did receive a majority vote may appoint a committee from amongst themselves to consider the resignation offer and make a recommendation to the Board of Directors, or (iii) if three or fewer independent directors received a majority vote, then all such directors may participate in the actions regarding the resignation offers and make a recommendation to the Board of Directors. The Board of Directors will act on the recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision.

COMPLETE ONLY ONE OF THE FOLLOWING:
4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of Incorporators before the first meeting of the board of directors or trustees.
The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                     ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this	day of	,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
5. Profit Corporation Only: Shareholder or Board Approval
The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 22nd day of May, 2009, by the: (check one of the following)
☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 22 day of May, 2009

By	/s/ Catherine M. Reynolds

(Signature of an authorized officer or agent)

Catherine M. Reynolds, Vice President and Corporate Secretary

(Type or Print Name)